UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Vital Farms, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TENDED BY HAND
PASTURE
Made with FRESH AIR and SUNSHINE
EST. 2007
Vital
FARMS
12 LARGE EGGS · GRADE A
PASTURE-RAISED

UNSALTED BUTTER
90% GRASS-FED
EST. 2007
Vital
FARMS
PASTURE-RAISED
FAMILY FARMS

EST. 2007
Vital FARMS®

2025 PROXY STATEMENT

MESSAGE FROM THE EXECUTIVE CHAIRPERSON OF THE BOARD OF DIRECTORS

Dear Fellow Stockholders,

Every year, our annual meeting of stockholders is an opportunity to acknowledge the progress we’ve made delivering for stakeholders and to hold ourselves accountable to our purpose – improving the lives of people, animals and the planet through food.

Vital Farms has always taken the long view in the way we run our company. Our commitment to Conscious Capitalism has consistently pushed us to think beyond short-term constraints and opportunities toward long-term value creation.

This long-range view is a big reason Vital Farms continues to win, and why 2024 was such a resounding success. Our leadership team, led by President and Chief Executive Officer Russell Diez-Canseco, continues to scale our positive impact across the people, animals and places we partner with to bring ethical food to the table. We are on track to reach our next big growth milestone – $1 billion in net revenue by 2027 – and I’m energized by the team’s ability to think even further ahead to what’s next.

Beyond Vital Farms’ consistently strong financial performance, our positive impact is showing up in meaningful ways for the farmers and the hens that produce our eggs. Highly Pathogenic Avian Influenza (HPAI) has led to the deaths of over 150 million laying hens nationwide since the most recent outbreak began in 2022. However, our farms have been remarkably resilient against HPAI.

Compared to the estimated 10-15% of laying hens lost across our industry – the vast majority in large factory farms – we have seen less than one-half of one percent of our hens lost due to bird flu as of March 2025. That makes for a more resilient business, it aligns with our commitment to animal welfare, it’s good for our family farmers and it’s another proof point that our focus on taking care of all of our stakeholders pays off in the long run.

As we look ahead to our 2025 annual meeting of stockholders, I want to highlight three achievements from 2024 that reinforce our Board’s confidence in our continued growth and commitment to purpose:

•	Community Impact: We’ve continued to invest in strengthening the communities where we operate – from our hometown of Austin, Texas, to the Springfield, Missouri area where more than half of our crew members live, to our farmers’ communities. In 2024, we provided more than $600,000 in philanthropy and grants to serve the needs of these communities, many of which were identified by our own farmers and our in-house crew members who support these farmers. The organizations we’ve supported address real needs in the communities where our farmers operate, like the Viola School District in northeast Arkansas, where we are supporting new communications equipment for school district teachers and administrators to improve student safety on campus, and the Nashville, Arkansas Volunteer Fire Department, where we are helping augment fundraising efforts for new equipment to more effectively run the department and protect the community. We are also proud to continue supporting our long-term partner Ozarks Food Harvest. In 2024 we supplied this important organization with more than 600,000 pounds of food (including 4,861,800 eggs). Through these efforts, we continue to forge deep relationships with our local communities and non-profit partners who join us in our mission to improve the lives of people, animals and the planet.

•	Sustainable Operations: Egg Central Station (ECS), our world-class egg washing and packing facility in Springfield, Missouri, continues to raise the standard for sustainable food production. In 2024, the U.S. Green Building Council officially awarded ECS with LEED Gold Certification in recognition of the facility’s sustainable design, waste reduction efforts, responsible construction and environmental stewardship. ECS also continues to maintain its critical zero-waste-to-landfill designation.

•	Scaling Regenerative Practices: From the start, our farmers have used regenerative agricultural principles to improve the lives of the hens, steward their land and improve long-term production. Regenerative practices like pasture rotation and use of cover crops help make our farms more resilient, adapt to climate change and reduce risk in our supply chain. Currently, nearly 50% of our farm network goes above and beyond our pasture-raised requirements to create an even more diverse ecosystem on their farms with additional regenerative agriculture practices, including multi-species grazing, optimized tree cover, diverse vegetation and renewable energy.

I continue to be inspired by Vital Farms’ commitment to long-term, positive outcomes for all of our stakeholders. The consistency with which we’ve managed to achieve this since our start on my small farm in Austin 18 years ago has positioned us to continue scaling this important work well into the future.

Thank you for being a part of Vital Farms.

Sincerely, Matthew O’Hayer Founder and Executive Chairperson April 28, 2025

MESSAGE FROM THE PRESIDENT AND

CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders,

We’re pleased to share our annual proxy statement and extend an invitation to the 2025 Annual Meeting of Stockholders of Vital Farms, Inc. (“Annual Meeting”), which will be held on Wednesday, June 11, 2025, at 9:00 a.m. Central time. To provide an easily accessible experience for our stockholders, we will continue to utilize a virtual format for this Annual Meeting, which will be conducted solely online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, submit questions in advance of the meeting and vote your shares during the meeting by visiting www.proxydocs.com/VITL. To participate in the Annual Meeting, you will need to register to attend the meeting by 5:00 p.m. Central time on June 10, 2025, using the control number located on the Notice of Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders, your proxy card or your voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2025 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2024 Annual Report on Form 10-K. The notice contains instructions on how to access those documents over the internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2024 Annual Report on Form 10-K and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the internet increases the ability of our stockholders to obtain the information they need while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

Vital Farms had another remarkable year in 2024. We served more households, partnered with more farmers and cared for more animals than at any point in our history. We worked to drive long-term sustainable value for – and importantly – with all of our stakeholders, and we’re on track to hit our next big growth target of $1 billion in net revenue by 2027.

2024 was a year of important milestones. First, we exceeded $600 million in net revenue, well ahead of our initial expectations for the year. Second, we added more than 125 new family farms, the largest single year expansion of our farm network in company history. We now have over 425 family farms in our network, and when these new farms are operating later this year, they will expand our egg sourcing capacity by more than 40%. Third, we announced the site of our second world-class egg washing and packing facility in Seymour, Indiana. Our current facility in Springfield, Missouri continues to gain recognition as one of the best in the industry, and we look forward to bringing our next Egg Central Station facility in Seymour online in 2027.

While it is tempting to look at any year’s results in isolation, it’s just as important to remember how we got here: playing the long game, balancing the needs of and returns from our business across the full stakeholder community and staying true to our purpose. This year was yet another one in which our focus on long-term value creation and our unwillingness to cut corners enabled us to navigate significant potential disruptions.

When our Executive Chairperson Matt O’Hayer founded this company 18 years ago, he laid the foundation for the resilient company that we are today. We aren’t just weathering emerging threats like avian influenza and inflation, we are thriving. We are getting sharper with our brand, holding ourselves accountable to being transparent and “Bullsh*t Free” with consumers, evolving the way we recruit and support our farmers, deepening our commitments to our crew, more impactfully serving the communities where we operate and continuing to humanely care for our hens and cows. Our ability to do this year over year, in the face of potential threats to our business, continues to prove our resilience.

2024 Highlights:

•	Financial Results: Our strong results in 2024 have kept us on track to hit the key financial targets outlined at our 2023 Analyst Day, including our goal to grow to $1 billion in net revenue, 35% gross margin and 12-14% Adjusted EBITDA Margin by 2027.(1) Our annual net revenue rose 28.5% in fiscal 2024 to $606.3 million. Gross profit for the year rose to $229.9 million, or 37.9% of net revenue, compared to $162.3 million, or 34.4% of net revenue, last year. Our Adjusted EBITDA grew 79.2% in 2024 to $86.7 million, or 14.3% of net revenue. Our Adjusted EBITDA Margin rose 405 basis points compared to last fiscal year.

•	Supply Chain: We continued to invest in our resilient, growing supply chain. We added 125 family farms to our network, and we now work with more than 425 family farms across nine states. We announced the location for our next world-class egg washing and packing facility in Seymour, Indiana. Combined with our existing, award-winning facility in Springfield, Missouri, we believe our Seymour facility will create the capacity to support production beyond $1 billion in net revenue when it comes online.

•	Trusted Brand: We had another excellent year connecting with our consumers and further building the Vital Farms brand. Our brand awareness is up, our household penetration increased significantly, and our buy rate rose double digits. We maintained strong retention and loyalty rates among consumers during a period of supply disruption and increasing competition in the market. In 2024, aided brand awareness increased to 26%, up from 23% at the end of 2023 and 9 percentage points higher than 2020. We’re converting this increased awareness into more households who buy Vital Farms. In 2024, we grew our household
penetration to just over 14 million homes, up 2.3 million households, a 20% increase year-over-year. This brings our household penetration to 10.7% – a 1.9 percentage point increase from 2023.

•	Crew Investment: We continue building new programs to develop our talented crew. In 2024, we conducted our first crew member survey using the Great Places to Work platform and achieved certification from this organization, with 86% of responding crew members recognizing our workplace as a ‘great place to work.’ We expanded our investment in crew member development by launching a ‘Core Competencies’ framework, a quarterly goal-setting process and immersive learning programs focused on emerging leaders, change agility and problem solving. Developing people leadership skills continues to be a priority – our people leader training program drove a 16% increase in manager effectiveness. These initiatives demonstrate our commitment to fostering a workplace where our crew can grow and succeed.

•	Impact: We published our latest Impact Report in April 2025, which highlights how we’ve continued to work with all of our stakeholders to create positive, sustainable outcomes over the past year. This year’s Impact Report recognizes the progress we’ve made towards our identified Impact Goals, including mitigating climate risk, engaging farmers on regenerative agriculture practices and driving a culture of ethics and compliance throughout the organization. Our Impact Report can be found at www.vitalfarms.com/impact.

On behalf of Vital Farms crew members, thank you for your continued support. I look forward to your attendance at our Annual Meeting.

Sincerely, Russell Diez-Canseco President and Chief Executive Officer April 28, 2025

(1)

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures and are reconciled to their closest comparable GAAP measures in Annex B. Non-GAAP financial measures are not an alternative for Vital Farms’ reported results prepared in accordance with GAAP.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS	VITAL FARMS, INC. 3601 South Congress Ave. Suite C100 Austin, Texas 78704

Date:

Wednesday, June 11, 2025

Time:

9:00 a.m., Central time

Place:

The Annual Meeting can be accessed by visiting www.proxydocs.com/VITL. You must register to attend the meeting online at www.proxydocs.com/VITL by no later than 5:00 p.m., Central time, on June 10, 2025, using your control number included in the Notice of Internet Availability of Proxy Materials you received in the mail. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote.

Record Date:

The record date for the Annual Meeting is April 17, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of record stockholders will be available for examination during normal business hours by any stockholder for any purpose germane to the Annual Meeting for the ten days ending on the day before the Annual Meeting at our offices. Please email investors@vitalfarms.com to arrange for in-person examination. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Items of Business:

The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)	To elect the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2)	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025.

(3)	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

(4)	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

(5)	To approve an amendment to our Amended and Restated Certificate of Incorporation to reflect Delaware law provisions allowing for officer exculpation.

(6)	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, if you register to attend the Annual Meeting, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Sincerely,

Joanne Bal

Corporate Secretary

Austin, Texas

April 28, 2025

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) about us and our industry that involve substantial risks and uncertainties, including but not limited to statements regarding our growth potential and plans, our long-term financial targets, our impact goals and our expectations regarding our future operating and business environment. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations or financial condition, business strategies, goals, initiatives, commitments and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include but are not limited to those risks described in our filings with the Securities and Exchange Commission, including in the sections entitled “Risk Factors” in our latest annual report on Form 10-K and our quarterly reports on Form 10-Q and in our other filings and reports that we may file from time to time with the Securities and Exchange Commission, which can be found at investors.vitalfarms.com. References to our website throughout this proxy statement are provided for convenience only, and the content on our website does not constitute a part of this proxy statement.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual performance and results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s assumptions, expectations and beliefs only as of the date of this proxy statement. We disclaim any obligation to update forward-looking statements except as required by law.

2025 Proxy Statement

PAGE

1	QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
9	PROPOSAL 1—ELECTION OF DIRECTORS

10	General

12	Vote Required

12	Our Recommendation

12	Information About Our Continuing Directors

15	Director Skills and Qualifications

16	INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

17	Board Independence

17	Leadership Structure

18	Risk Oversight

18	Board Refreshment and Tenure Limits

19	Annual Board and Committee Self-Assessments

19	Board Size and Composition

20	Board Meetings and Attendance

20	Board Committees

24	Code of Business Conduct and Ethics

24	Insider Trading Policy

24	Corporate Governance Guidelines

25	Certified B Corporation

25	Delaware Public Benefit Corporation

25	Stockholder Communications with Our Board

26	OUR COMMITMENT TO IMPACT

31	PROPOSAL 2—RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

32	Vote Required

32	Our Recommendation

32	Independent Registered Public Accounting Firm Fees

33	Pre-Approval Policies and Procedures

33	Audit Committee Report

34	EXECUTIVE OFFICERS

38	PROPOSAL 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

39	Vote Required

39	Our Recommendation

40	COMPENSATION DISCUSSION AND ANALYSIS

41	Executive Summary

42	Compensation Philosophy, Objectives, and Design

43	Compensation Governance and Responsibilities

46	Components / Elements of Compensation Program

52	Other Compensation Governance Matters

53	Compensation Committee Report

2025 Proxy Statement

PAGE

54	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

55	Executive Officer Compensation

63	Non-Employee Director Compensation

64	Rule 10b5-1 Plans

65	PAY VERSUS PERFORMANCE

70	PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

71	Vote Required

71	Our Recommendation

72	PROPOSAL 5—APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAW PROVISIONS ALLOWING FOR THE EXCULPATION OF OFFICERSATION

73	Vote Required

73	Our Recommendation

74	EQUITY COMPENSATION PLAN INFORMATION

76	TRANSACTIONS WITH RELATED PERSONS

77	Certain Related-Party Transactions

77	Policies and Procedures Regarding Transactions with Related Persons

78	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

81	OTHER INFORMATION FOR STOCKHOLDERS

82	Stockholder Proposals for the 2026 Annual Meeting of Stockholders

82	Householding of Proxy Materials

82	Other Information

A-1	ANNEX A – CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VITAL FARMS, INC.

B-1	ANNEX B – RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES

PASTURE RAISED
ON SMALL FAMILY FARMS
EST. 2007 Vital FARMS®
12 LARGE EGGS, GRADE A
TENDED BY HAND ON SMALL FAMILY FARMS
PASTURE-RAISED
Made with FRESH AIR and SUNSHINE
83% BUTTERFAT
for rich creaminess
UNSALTED BUTTER
90% GRASS-FED
PASTURE-RAISED
FAMILY FARMS
MADE WITH FRESH AIR & SUNSHINE
TWO ¼ LB STICKS
NET WT. 8OZ (227G)
SALTED BUTTER
90% GRASS-FED
PASTURE-RAISED
FAMILY FARMS
MADE WITH FRESH AIR & SUNSHINE
TWO ¼ LB STICKS
NET WT. 8OZ (227G)

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

VITAL FARMS, INC.

3601 South Congress Ave.

Suite C100

Austin, Texas 78704

PROXY STATEMENT

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), Vital Farms, Inc. (“we,” “us,” “our” or the “Company”) has elected to provide access to our Proxy Materials (as defined below) over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) because the Company’s Board of Directors (the “Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, including at any adjournments or postponements thereof, to be held on Wednesday, June 11, 2025 at 9:00 a.m., Central time. The Annual Meeting can be accessed by visiting www.proxydocs.com/VITL. You will need to register to attend or participate in the Annual Meeting by 5:00 p.m., Central time, on June 10, 2025, using the control number provided on the Notice of Internet Availability or your proxy card, if applicable.

The Notice of the 2025 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form and our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 (the “Annual Report” and collectively, the “Proxy Materials”) are available to stockholders on the internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 28, 2025 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the internet on the same date.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 8, 2025.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 17, 2025 (the “Record Date”).

2	2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To participate in the Annual Meeting, you will need to visit www.proxydocs.com/VITL and register by 5:00 p.m., Central time, on June 10, 2025, using the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

We recommend that you log in approximately 15 minutes in advance of the start time of the Annual Meeting to ensure that you are logged in when the meeting starts. Information on how to vote online during the Annual Meeting is discussed below.

What if I cannot find my control number?

Please note that if you do not have your control number and you are a stockholder of record, please contact us at investors@vitalfarms.com and we will be able to provide your control number to you. If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

What do I do if I have technical difficulties in connection with the Annual Meeting?

Please note that in order to attend the Annual Meeting, you must register at www.proxydocs.com/VITL by 5:00 p.m., Central time, on June 10, 2025. Upon registration, you will receive an email with additional information regarding how to access the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m., Central time. We encourage you to access the Annual Meeting approximately 15 minutes in advance of the start time to allow ample time for you to access the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be provided in your emailed instructions after your successful registration at www.proxydocs.com/VITL.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a question-and-answer session during which we intend to answer questions submitted prior to the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date who have registered in advance to attend the Annual Meeting may submit questions or comments that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so when you register to attend the Annual Meeting at www.proxydocs.com/VITL using the control number provided in the Notice of Internet Availability and typing your question in the appropriate box in the registration form. We do not intend to post questions received during the Annual Meeting on our website.

In accordance with the rules of conduct, we ask that you limit your question to one brief question that is germane to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the record date be available?

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for the ten days ending the day prior to the Annual Meeting at our offices. Please email investors@vitalfarms.com to arrange for in-person examination.

2025 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online during the Annual Meeting. On the Record Date, there were a total of 44,550,843 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the Annual Meeting.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal 1: Election of three Class II directors to hold office until the 2028 Annual Meeting of Stockholders.

•	Proposal 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025.

•	Proposal 3: Advisory approval of the compensation of our named executive officers (“NEOs”), as disclosed in this proxy statement in accordance with SEC rules (the “say-on-pay vote”).

•	Proposal 4: Advisory indication of the preferred frequency of solicitation of advisory stockholder approval on the compensation of our NEOs (the “say-on-frequency vote”).

•

Proposal 5: Approval of an amendment to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to reflect Delaware law provisions allowing for the exculpation of officers.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. To vote through the internet, go to www.proxypush.com/VITL to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Internet Availability. Your internet vote must be received prior to the start of the Annual Meeting to be counted.

4	2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

•

By Telephone. Call 1-866-291-7284 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.

•

By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Online During the Annual Meeting. Access the Annual Meeting by visiting www.proxydocs.com/VITL and providing your control number from your Notice of Internet Availability. You must register to attend the Annual Meeting by 5:00 p.m., Central time on June 10, 2025 and follow the instructions you receive after your successful registration to access the Annual Meeting and to vote your shares during the meeting.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote online during the Annual Meeting, you may be required to obtain a valid proxy card from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card, and access the Annual Meeting by following the instructions you receive after your successful registration at www.proxydocs.com/VITL using the control number provided by your bank, broker or other nominee.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

	ITEM OF BUSINESS	VOTING RECOMMENDATION

Proposal 1	The election of the three Class II director nominees	“FOR” each of the nominees

Proposal 2	The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025	“FOR”

Proposal 3	Advisory approval of the compensation of our NEOs	“FOR”

Proposal 4	Advisory indication of the preferred frequency of solicitation of advisory stockholder approval on the compensation of our NEOs	“ONE YEAR”

Proposal 5	Approval of an amendment to our Certificate of Incorporation to reflect Delaware law provisions allowing for the exculpation of officers	“FOR”

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

2025 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (1) “FOR” the election of each of the three nominees for director, (2) “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm, (3) “FOR” the advisory approval of our NEO compensation, (4) for “ONE YEAR” as the preferred frequency of solicitation of advisory stockholder approval of our NEO compensation and (5) “FOR” the approval of an amendment to our Certificate of Incorporation to reflect Delaware law provisions allowing for the exculpation of officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1), the say-on-pay vote (Proposal 3), the say-on-frequency vote (Proposal 4) and the approval of an amendment to our Certificate of Incorporation (Proposal 5) are each considered a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the internet or by telephone prior to the start of the Annual Meeting;

•	by registering to attend and attending the Annual Meeting and voting online; or

•	by sending a timely written notice to our Corporate Secretary in writing at 3601 South Congress Ave., Suite C100, Austin, Texas 78704 that you are revoking your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Nominee

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

6	2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote at the meeting are present at the Annual Meeting or represented by proxy. On the Record Date, there were 44,550,843 shares outstanding and entitled to vote. Thus, the holders of 22,275,422 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.” Proposal 1, Proposal 3, Proposal 4 and Proposal 5 are each considered to be “non-routine,” and we therefore expect broker non-votes to exist in connection with these proposals.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

PROPOSAL NO.	PROPOSAL DESCRIPTION	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES	MATTER

Proposal 1	Election of directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Under plurality voting, there are no abstentions	No effect	Non-routine

Proposal 2	Ratification of the selection of KPMG LLP as our independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the shares present in person, by remote communication or represented by authorized proxy and entitled to vote on the matter.	Against	Not applicable(1)	Routine

Proposal 3	Advisory approval of the compensation of our NEOs	“For” votes from the holders of a majority of the voting power of the shares present in person, by remote communication or represented by authorized proxy and entitled to vote on the matter.	Against	No effect	Non-routine

Proposal 4	Advisory vote on the frequency of solicitation of advisory stockholder approval of on NEO compensation	“For” votes from the holders of a majority of the voting power of the shares present in person, by remote communication or represented by authorized proxy and entitled to vote on the matter.(2)	Against each of the proposed voting frequencies	No effect	Non-routine

2025 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

PROPOSAL NO.	PROPOSAL DESCRIPTION	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES	MATTER

Proposal 5	Approval of an amendment to our Certificate of Incorporation to reflect Delaware law provisions allowing for the exculpation of officers	“For” votes from the holders of a majority of shares issued and outstanding as of the Record Date.	Against	Against	Non-routine

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.

(2)

If none of the proposed voting frequencies receives the votes of the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting, we will consider the frequency receiving the highest number of affirmative votes from the holders of shares present virtually or represented by proxy and entitled to vote at the Annual Meeting to be the frequency preferred by our stockholders.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals and director nominations due for the 2026 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), we must receive them on or before December 29, 2025. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2026 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2026 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Corporate Secretary. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 11, 2026 and March 13, 2026; provided, however, that in the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2026 Annual Meeting. Your written notice must contain specific information required in Article III, Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call (877) 455-3063 or email investors@vitalfarms.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

8	2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board is currently composed of eight directors. There are three directors whose term of office expires in 2025. At the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2028 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s resignation or removal. All nominees are currently serving on our Board, have consented to being named in this proxy statement and have indicated their intent to serve the entire three-year term if elected.

The brief biographies below include information, as of the date of this proxy statement, regarding the nominees’ principal occupation, business experience and education, along with the particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to determine that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

DIRECTOR NOMINEES	AGE(1)	TERM EXPIRES	POSITION(S) HELD	DIRECTOR SINCE

Glenda Flanagan	71	2025	Director	2020

Denny Marie Post	67	2025	Director	2019

Gisel Ruiz	54	2025	Director	2020
(1)	As of the Record Date

Age: 71 Director since: 2020	GLENDA FLANAGAN

Glenda Flanagan has served as a member of our Board since July 2020. In March 2022, Ms. Flanagan became the Executive Vice President and Chief Financial Officer and a member of the board of directors of Healthy America, LLC. Ms. Flanagan served as the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc. from 1988 through May 2017. From May 2017 through February 2022, she served as the Executive Vice President and Senior Advisor at Whole Foods. Additionally, Ms. Flanagan currently serves on the boards of directors of Whole Foods Market Foundation, as well as the public company Credit Acceptance Corporation. Ms. Flanagan holds a B.B.A. in accounting from the University of Texas at Austin. We believe Ms. Flanagan is qualified to serve on our Board due to her extensive experience with a leading consumer and health-related brand, as well as her expertise and background with regard to accounting and financial matters.

Favorite farm memory:

When I was a young girl in Austin, my grandparents had a farm just outside of town and we would go to visit them almost every Sunday. They frequently saved the eggs for us to collect – we loved carrying the baskets down to the chicken yard and then feeling the warmth of the freshly laid eggs. Now my sister lives on a farm, and I love watching my grandkids get to do the same – they love it.

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PROPOSAL 1: ELECTION OF DIRECTORS

Age: 67 Director since: 2019	DENNY MARIE POST

Denny Marie Post has served as a member of our Board since December 2019. Ms. Post has served on the board of directors of Travel & Leisure Co. since May 2018, Bluestone Lane Holdings since October 2020, Libbey, Inc. since November 2020 and True Food Kitchen since September 2024. Ms. Post previously served as Co-President of Nextbite, a virtual restaurant and online order management business. Prior to that, Ms. Post served on the board of directors of Red Robin Gourmet Burgers, Inc., a casual dining restaurant chain, from August 2016 to April 2019 and served in a variety of senior management roles from August 2011 to April 2019, including President, Chief Executive Officer, Chief Concept Officer and Chief Marketing Officer. Ms. Post has previously held management positions at T-Mobile US, Inc., Starbucks Corporation, Burger King Worldwide Inc., and KFC USA as well as priszm brandz (a joint venture of YUM! Brands, Inc.). Ms. Post received her certificate in Finance from Wharton School of Business at the University of Pennsylvania and her B.A. in Journalism and Social Sciences from Trinity University. We believe that Ms. Post is qualified to serve on our Board because of her diverse business, management and leadership experience in the consumer, food and hospitality industries.

Favorite farm memory: A field trip to a working dairy farm as a kid, with my very proper mom along to help supervise in a dress and heels (not the best outfit for the occasion!).

Age: 54 Director since: 2020

GISEL RUIZ

Gisel Ruiz has served as a member of our Board since May 2020. Ms. Ruiz has also served on the boards of directors of Cracker Barrel Old Country Store, Inc. since September 2020, of Univision Communications Inc. since November 2020, of Ulta Beauty, Inc. since March 2022, and of Executive Network Partnering Corporation from September 2020 to October 2022. Prior to that, Ms. Ruiz served as Executive Vice President and Chief Operating Officer of Sam’s West, Inc., a national chain of membership-only retail warehouse clubs, from February 2017 to June 2019. Ms. Ruiz has also held multiple leadership positions at Walmart, Inc., both in the U.S. and International business segments from 1992 through February 2017, including executive roles from 2010 to February 2017. Ms. Ruiz served on the board of directors of Walmart de Mexico S.A.B. de CV, a multinational retail chain from October 2016 to May 2019. Ms. Ruiz received her B.S. in Marketing and is a graduate of the Retail Management Institute program at Santa Clara University. She is currently on the Santa Clara University board of advisors serving the Retail Management Institute. We believe that Ms. Ruiz is qualified to serve on our Board because of her diverse business, management and leadership experience in the consumer and food industries.

Favorite farm memory:
My mom and dad met while working the fields of the San Joaquin Valley. I remember my dad driving my sister and me out to the fields with him, and we’d jump out of his truck to pick fresh tomatoes or cantaloupes to bring home for my mom. We would bring back enough to share with our favorite neighbors across the street.

2025 Proxy Statement	11

PROPOSAL 1: ELECTION OF DIRECTORS

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the members of our Board whose terms continue beyond the Annual Meeting.

CONTINUING DIRECTORS	AGE(1)	TERM EXPIRES	POSITION(S) HELD	DIRECTOR SINCE

Matthew O’Hayer	69	2026	Founder, Executive Chairperson and Director	2009

Russell Diez-Canseco	53	2026	President, Chief Executive Officer and Director	2019

Kelly J. Kennedy	56	2026	Director	2019

Kofi Amoo-Gottfried	45	2027	Director	2021

Karl Khoury	55	2027	Director	2015

(1)	As of the Record Date

The principal occupation, business experience and education of each continuing director are set forth below.

Age: 69 Director since: 2009

MATTHEW O’HAYER

Founder and Executive Chairperson

Matthew O’Hayer is our founder and has served as a member of our Board since inception and as our Executive Chairperson since April 2019. From September 2007 to April 2019, Mr. O’Hayer served as our Chief Executive Officer. Mr. O’Hayer is also the founder and has served as the president of the Organic Egg Farmers of America, an industry association that hosts agricultural conventions on topics related to organic egg production. We believe that Mr. O’Hayer is qualified to serve on our Board because of his leadership in conceptualizing and developing our brand and business, his deep expertise in the food business, his extensive knowledge of our industry and his 40 years of experience building businesses.

Favorite farm memory:

I loved collecting eggs on my very first Vital Farm here in Austin. Hens make a beautiful cooing sound when they’re happy. With a flock of a few hundred that can sound like a choir. Sometimes I would get a customer call on my cell phone while with my girls, and they would ask, “what is that racket?” It made me happy to give them the answer.

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PROPOSAL 1: ELECTION OF DIRECTORS

Age: 53 Director since: 2019

RUSSELL DIEZ-CANSECO

President and Chief Executive Officer

Russell Diez-Canseco has served as our President and Chief Executive Officer since May 2019 and as a member of our Board since December 2019. Prior to this, Mr. Diez-Canseco served as our President and Chief Operating Officer from November 2015 to April 2019, as our Chief Operating Officer from October 2014 to October 2015 and as our Vice President of Operations from January 2014 to September 2014. Prior to joining us, Mr. Diez-Canseco spent several years with McKinsey & Company, a worldwide management consulting firm, H-E-B, a supermarket chain, and the Central Intelligence Agency. Mr. Diez-Canseco received his M.B.A. from Harvard Business School and earned his A.B. in Economics from the University of California at Berkeley. We believe Mr. Diez-Canseco’s strategic vision for our Company and his extensive business experience, including in the food industry, make him qualified to serve on our Board.

Favorite farm memory: The first time I visited a Vital Farms farm and was able to experience the rush of birds out into the pasture first thing in the morning.

Age: 56 Director since: 2019

KELLY J. KENNEDY

Kelly J. Kennedy has served as a member of our Board since December 2019. Since November 2023, Ms. Kennedy has served as the Chief Financial Officer of Willow Innovations, Inc., which launched the world’s first wearable breast pump. Previously, Ms. Kennedy served as the Chief Financial Officer of The Honest Company from January 2021 to September 2023, and as the Chief Financial Officer of The Bartell Drug Company, a family-owned pharmacy chain from September 2018 until its sale to Rite Aid in December 2020. Since December 2023, Ms. Kennedy has served on the board of directors of GoodRx Holdings, Inc., where she is a member of the Audit Committee. Since August 2024, Ms. Kennedy has served on the board of directors of Satellogic Inc., where she is the chair of the Audit Committee. Ms. Kennedy has also served on the boards of directors of the private companies FirstFruits Farms LLC (since December 2019), RAD Power Bikes (since July 2021) and Skinny Mixes, LLC (since July 2023). Ms. Kennedy served on the board of directors of Sur La Table, Inc. from September 2018 to November 2020. Ms. Kennedy received her M.B.A. from Harvard Business School and her B.A. in Economics from Middlebury College. We believe that Ms. Kennedy is qualified to serve on our Board because of her comprehensive financial expertise and experience with retail and consumer brands, including those in the food space.

Favorite farm memory: This may not be “favorite,” but my most memorable was learning what an electric fence was on my first visit to my family’s farm in Michigan. Ouch!

2025 Proxy Statement	13

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 45 Director since: 2021	KOFI AMOO-GOTTFRIED

Kofi Amoo-Gottfried has served a member of our Board since January 2021. Mr. Amoo-Gottfried has served as Chief Marketing Officer of DoorDash, Inc. since December 2021. Mr. Amoo-Gottfried previously served as Vice President of Marketing for DoorDash from May 2019 to December 2021. Prior to joining DoorDash, Mr. Amoo-Gottfried held various roles at Facebook, Inc. from November 2015 to February 2019, including Vice President of Brand & Consumer Marketing from August 2018 to January 2019. Before joining Facebook, Mr. Amoo-Gottfried served in various roles at advertising agencies, including FCB NY, Leo Burnett and Publicis Groupe, and was also Global Communications Director for Bacardi Rums. Mr. Amoo-Gottfried has also served on the board of directors of Stitch Fix, Inc. since December 2022. Mr. Amoo-Gottfried received his B.A. in Economics and International Studies from Macalester College. We believe that Mr. Amoo-Gottfried is qualified to serve on our Board because of his extensive business and branding experience, including in consumer and foodservice industries.

Favorite farm memory: My favorite farm memory goes all the way back to my childhood in Ghana - visiting the cocoa farms with my dad and getting to watch as the produce got prepped for market.

Age: 55 Director since: 2015	KARL KHOURY

Karl Khoury has served as a member of our Board since January 2015. Mr. Khoury co-founded and has served as a partner at Arborview Capital, a venture capital firm focused on resource efficiency and sustainability, since the firm’s inception in March 2008. Prior to co-founding Arborview Capital, he served as a partner with Columbia Capital, a sector-focused venture capital firm with over $2 billion under management. In addition to Vital Farms, Mr. Khoury is a member of the board of directors of multiple Arborview Capital portfolio companies including Alpen High Performance Products, Kite Hill, Rachio and Soupergirl. Mr. Khoury is on the board of directors of Impact Capital Managers, a network of impact-focused private capital fund managers in the U.S. and Canada. Mr. Khoury is on the Board of Trustees of the MD/DC chapter of the Nature Conservancy. Mr. Khoury received his B.S. in Finance from Lehigh University. We believe that Mr. Khoury is qualified to serve on our Board because of his extensive finance and investment experience.

Favorite farm memory:
Our family visits to local apple orchards and pumpkin patches with our three daughters. They are now in high school and college, so our visits have become less frequent the past few years.

14	2025 Proxy Statement

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Director Skills and Qualifications

In addition to the information provided in our directors’ biographies and elsewhere in this proxy statement, the following matrix summarizes certain skills and experience of our current directors, taking into account a number of qualifications we believe are important for service on our Board. This matrix is based on self-reported data collected from our directors. The matrix is intended to provide a summary of our directors’ self-reported qualifications and should not be considered to be a complete list of each director’s strengths and contributions to our Board.

In assessing candidates for director nomination, our Board and Nominating and Corporate Governance Committee consider, among other things, candidates’ gender, ethnic background, experience, age, skills and other factors deemed appropriate to maintain a balance of knowledge, experience, tenure and capability on our Board.

2025 Proxy Statement	15

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

HYGEIA HOUSE

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Corporate Governance Highlights

•	Board Executive Chairperson and Chief Executive Officer positions are separate

•	6 of 8 directors are independent, including each member of the Board’s standing committees

•	6 of 8 directors (including the chairperson of each standing committee) are women and/or members of underrepresented groups

•	Lead independent director

•	Ongoing focus on Board refreshment, including an established tenure limit of 12 years

•	Regular committee meetings and executive sessions without members of management present

•	Overall attendance by our directors at Board and committee meetings of 98% in 2024

Board Independence

Under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board consults with the Company’s counsel to ensure that the Board’s determinations with respect to independence are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Based on information provided by each director concerning his or her background, employment and affiliations, the Board has determined that none of our directors, other than Mr. Diez-Canseco and Mr. O’Hayer, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards.

Mr. Diez-Canseco and Mr. O’Hayer are not independent due to their positions as our President and Chief Executive Officer and our Executive Chairperson, respectively. In making these determinations, our Board considered all facts and circumstances that our Board deemed relevant in determining their independence. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and Nasdaq listing standards, as applicable.

Leadership Structure

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and chairperson of the Board in the manner that the Board determines to be in the best interests of the Company’s stockholders and in accordance with any stockholder agreements. As a Delaware public benefit corporation, the Board also takes into account best interests of the Company, the pecuniary interests of its stockholders, those materially affected by the Company’s conduct and its public benefit mission when selecting our Chief Executive Officer and chairperson of the Board. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be a Vital Farms employee or should be elected from among the non-employee directors. The needs of Vital Farms and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of our Company.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to the Board. Most recently, the Nominating and Corporate Governance Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and chairperson of the Board should continue to be separate. The role of Executive Chairperson is currently held by Mr. O’Hayer, our founder, who has served in such capacity since April 2019. Our Corporate Governance Guidelines further specify that in the event that we do not have an independent chairperson of the Board, the independent directors may designate a lead independent director.

2025 Proxy Statement	17

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Our lead independent director is Ms. Post, who has served in such capacity since August 2020. The lead independent director’s duties include: (i) presiding at all meetings of the Board at which the chairperson is not present, including executive sessions of the independent directors; (ii) acting as liaison between the independent directors and the Chief Executive Officer and chairperson; (iii) presiding over meetings of the independent directors; (iv) consulting with the chairperson in planning and setting schedules and agendas for Board meetings; and (v) performing such other functions as the Board may delegate.

Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

Our Audit Committee has the responsibility to consider and discuss with the Company’s management and auditors, as appropriate, the Company’s guidelines and policies with respect to the management and assessment of risk in all areas of the Company’s business, including the Company’s major financial, accounting, operational, tax, legal, compliance and privacy risk exposures and the steps taken by management to monitor and control these exposures, such as the Company’s enterprise risk management programs. In addition, the Audit Committee considers material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and the steps the Company has taken to monitor and control such exposures, as well as overseeing the performance of our internal audit function.

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Compensation Committee also reviews and oversees risk management policies and practices relating to human capital management.

Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also reviews and oversees the Company’s Stock Ownership Guidelines (“Stock Ownership Guidelines”), as applicable to our non-employee directors. Additionally, the Nominating and Corporate Governance Committee monitors the Company’s risk exposures related to environmental, social and governance matters and corporate social responsibility matters, including climate-related risks.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Refreshment and Tenure Limits

Our Board deeply values the thoughtful and robust deliberations that result from its current mix of shorter- and longer-tenured directors, which allows the Board to benefit from the historical and institutional knowledge of its longer-tenured directors as well as the additional perspectives contributed by its shorter-tenured directors.

Recognizing the importance of regular board refreshment in retaining this balance of tenure, our Board adopted a director tenure limit policy in November 2024. Under this policy, a non-employee director will not be nominated for re-election to the Board if, at the time of the annual meeting of stockholders for which they are nominated, such non-employee director will have served on the Board for more than 12 years. Notwithstanding the 12-year tenure limitation, a director may be

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

nominated for re-election to serve for a period of up to an additional three years if our Board determines that doing so would limit excessive Board turnover over a short period of time or would otherwise be in the best interests of the Company. Employee directors are not subject to the tenure limit described above.

Our Board and our Nominating and Corporate Governance Committee regularly evaluate the Company’s evolving needs and consider the addition of new skills, qualifications and experience to the Board to ensure that the Board remains capable of addressing the risks, trends and opportunities that the Company may face in the future.

Annual Board and Committee Self-Assessments

Our Board recognizes that a robust and constructive assessment process is an essential component of building an effective Board. As such, the Board and each standing committee conduct annual self-assessments. These self-assessments are designed to elicit suggestions about a range of topics designed to assess Board and committee performance, including Board and committee composition, structure, responsibilities, information received, accountability, values and effectiveness, among other topics. To further drive accountability and continuous improvement, our Board self-assessment surveys also include individual assessments of each other member of the Board.

The lead independent director reviews the results of the Board self-assessments and considers the ways in which the Board processes and effectiveness may be enhanced based on the results of the assessment process. A similar process is followed by the chairperson of each standing committee. The lead independent director then reports on the results of the self-assessment process and recommends any suggested changes or new areas of focus to the full Board and each standing committee, as applicable.

Board Size and Composition

The number of directors comprising our Board is fixed from time to time by resolution of the Board, pursuant to our Certificate of Incorporation. Our Board currently consists of eight members.

Our Certificate of Incorporation provides for a classified Board consisting of three classes of directors. Currently, Class I consists of two directors, Class II consists of three directors and Class III consists of three directors. Each class serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Our Nominating and Corporate Governance Committee is charged with oversight of the Company’s governance structure, including the size and composition of the Board, and engages in regular discussions regarding whether the current size of the Board remains appropriate.

We believe that the current size of the Board is appropriate for our Company at this time. Furthermore, we believe that it is appropriate for our Company to continue to maintain a classified Board. The continuity, stability and institutional knowledge provided by having a significant portion of our Board carry over year-over-year is advantageous for us, particularly given our status as a Delaware public benefit corporation. As outlined in the section below titled “Information Regarding the Board and Corporate Governance—Delaware Public Benefit Corporation,” we elected in October 2017 to be converted into a public benefit corporation under Delaware law. This designation requires our Board to consider certain interests other than the pecuniary interests of stockholders when managing the affairs of the company, including the interests of those materially affected by our Company’s conduct and the specified public benefits listed in our Certificate of Incorporation. We have found that the longer terms provided by our current Board structure allow us to more effectively familiarize and immerse our directors in the diverse stakeholder interests they are required to take into account as directors of a public benefit corporation. We further believe that excessive year-over-year Board turnover could limit our directors’ ability to familiarize themselves with these stakeholder interests and could risk these interests being given less than proper consideration.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

We have engaged, and continue to engage, in discussions with our investors and other stakeholders regarding various aspects of our corporate governance structure, including our classified Board. Based on these discussions, the Nominating and Corporate Governance Committee considers on an annual basis whether any changes to our governance structure, including our classified Board structure, are appropriate.

Board Meetings and Attendance

The Board oversees the business and affairs of our company and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations.

Our Board held five meetings during the fiscal year ended December 29, 2024. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the standing committees of the Board on which he or she served during the fiscal year ended December 29, 2024 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Total board and standing committee attendance during the fiscal year ended December 29, 2024 was 98%.

At least quarterly, the independent directors meet in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the independent non-employee directors. In the fiscal year ended December 29, 2024, the Company’s independent non-employee directors met five times in regularly scheduled executive sessions of the Board.

It is our policy to encourage directors and nominees for director to attend the Annual Meeting, and seven of our eight then-current directors attended our 2024 annual meeting of stockholders. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

Board Committees

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each standing committee is composed entirely of independent directors. The following table provides standing committee membership and meeting information for the fiscal year ended December 29, 2024:

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Kofi Amoo-Gottfried			🌑*

Glenda Flanagan†	🌑

Kelly J. Kennedy†	🌑*	🌑

Karl Khoury	🌑	🌑

Denny Marie Post			🌑

Gisel Ruiz		🌑*	🌑

Total meetings in Fiscal Year 2024	6	5	4
†	Audit Committee Financial Expert
*	Committee Chairperson

Below is a description of each standing committee of the Board. Each of the standing committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Each of the standing committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charter for each standing committee of the Board is available in the “Investor Relations—Governance” section of our website, www.vitalfarms.com.

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AUDIT COMMITTEE
Current Members: ▶ Kelly J. Kennedy (Chair) ▶ Glenda Flanagan ▶ Karl Khoury

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•  helping our Board oversee our corporate accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;

•

managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to prepare or issue audit reports or perform audit services;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters, including our whistleblower report system and addressing any reports submitted;

•	overseeing the Company’s compliance with applicable laws and ethical standards, including the Company’s Code of Business Conduct and Ethics;

•	reviewing related person transactions;

•	reviewing and assessing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, tax, privacy, cybersecurity and information technology risks;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•	reviewing and resolving any material disagreements between our management and the independent registered public accounting firm; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Kelly J. Kennedy, Karl Khoury and Glenda Flanagan served as members of the Audit Committee during the fiscal year ended December 29, 2024, with Ms. Kennedy serving as Chairperson of the committee. Our Board has determined that each member of the Audit Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has further determined that each of Ms. Kennedy and Ms. Flanagan is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Audit Committee met six times during the fiscal year ended December 29, 2024.

COMPENSATION COMMITTEE
Current Members: ▶ Gisel Ruiz (Chair) ▶ Kelly J. Kennedy ▶ Karl Khoury

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•  reviewing and approving the compensation of our executive officers and senior management, including our Chief Executive Officer, taking into account the Nominating and Corporate Governance Committee’s evaluation of the Chief Executive Officer’s performance;

•  administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•

overseeing compliance with our Stock Ownership Guidelines (as applicable to our executive officers) and our Incentive Compensation Recoupment Policy; please see “—Executive Officer and Director Compensation—Stock Ownership Guidelines” and “—Executive Officer and Director Compensation—Incentive Compensation Recoupment Policy” below;

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

•

reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluating compensation policies and practices that could mitigate any such risk;

•	assisting our Board with oversight of policies and strategies relating to human capital management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Gisel Ruiz, Kelly J. Kennedy and Karl Khoury served as members of the Compensation Committee during the fiscal year ended December 29, 2024, with Ms. Ruiz serving as Chairperson of the committee. Our Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met five times during the fiscal year ended December 29, 2024.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Members: ▶ Kofi Amoo-Gottfried (Chair) ▶ Denny Marie Post ▶ Gisel Ruiz

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•  identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

•  considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

•  instituting plans or programs for the continuing education of our Board and orientation of new directors;

•	reviewing, evaluating and recommending to our Board succession plans for our executive officers;

•	conducting the annual review and evaluation of the performance of the Company’s Chief Executive Officer;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility;

•

providing oversight of environmental, social and governance and corporate social responsibility matters related to what we refer to as our Impact function, including our environmental sustainability initiatives, climate-related risks and opportunities and our obligations as a public benefit corporation;

•	determining and periodically reviewing compensation for our non-employee directors and Executive Chairperson;

•	reviewing and assessing the independence of our Board and committee members under applicable Nasdaq and SEC standards;

•	overseeing compliance with our Stock Ownership Guidelines (as applicable to non-employee directors) and Pledging Policy; and

•	managing periodic evaluations of the Board’s performance, including the performance of our standing Board committees.

Kofi Amoo-Gottfried, Denny Marie Post and Gisel Ruiz served as members of the Nominating and Corporate Governance Committee during the fiscal year ended December 29, 2024, with Mr. Amoo-Gottfried serving as Chairperson of the committee. Our Board has determined that each member of the Nominating and Corporate Governance committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 29, 2024.

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, an understanding of Vital Farms’ industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board considers other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of

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another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stakeholders consistent with the Company’s public benefit corporation status.

The Board and the Nominating and Corporate Governance Committee review candidates for director nomination in the context of the current composition of the Board, our operating requirements and the long-term interests of our stakeholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity (including diversity of gender, ethnic background and country of origin), age, experience, skills and other factors deemed appropriate to maintain a balance of knowledge, experience, tenure and capability on the Board. For incumbent directors, the Board and the Nominating and Corporate Governance Committee review those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of all director candidates, the Board and the Nominating and Corporate Governance Committee also determine whether the nominee is independent under applicable Nasdaq listing standards and SEC rules.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting Board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board must meet the deadlines and other requirements to propose a resolution set forth under “Questions and Answers about these Proxy Materials and Voting—When are stockholder proposals and director nominations due for the 2026 Annual Meeting of Stockholders?” and “Other Information for Stockholders—Stockholder Proposals for the 2026 Annual Meeting of Stockholders.”

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (“
Code of Conduct
”) that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the “Investor Relations–Governance” section of our website, www.vitalfarms.com. If we ever were to amend or waive any provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form
8-K.
Insider Trading Policy

The Board has adopted an Amended and Restated Insider Trading Policy (“
Insider Trading Policy
”) governing the purchase, sale, and/or other disposition of our securities by directors, officers and crew members that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. In addition, from time to time, the Company may engage in transactions in our company’s securities. It is our Company’s policy to comply with all applicable laws and regulations relating to insider trading. Please refer to the Insider Trading Policy filed as an exhibit to our most recent Annual Report for a complete description of the terms of such policy.
Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, Board composition and selection, Board tenure limits, Board meetings and involvement of senior management, attendance of non-directors,
Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Corporate Governance Guidelines are available in the “Investor Relations–Governance” section of our website, www.vitalfarms.com.

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Certified B Corporation

While not required by Delaware law or the terms of our Certificate of Incorporation, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by B Lab, an independent non-profit organization. As a result of this assessment, in December 2015, we were designated as a Certified B Corporation.

In order to be designated as a Certified B Corporation, companies are required to take a comprehensive and objective assessment of their positive impact on society and the environment. The assessment evaluates how a company’s operations and business model impact its workers, customers, suppliers, community and the environment using a 200-point scale. While the assessment varies depending on a company’s size (number of employees), sector and location, representative indicators in the assessment include payment above a living wage, employee benefits, stakeholder engagement, supporting underserved suppliers and environmental benefits from a company’s products or services. After completing the assessment, B Lab will verify the company’s score to determine if it meets the 80-point minimum bar for certification. The review process includes a phone review, a random selection of indicators for verifying documentation and a random selection of company locations for onsite reviews, including employee interviews and facility tours. Once certified, every Certified B Corporation must make its assessment score transparent on B Lab’s website.

Designation as a Certified B Corporation and continued certification is at the sole discretion of B Lab. To maintain our certification, we are required to update our assessment and verify our updated score with B Lab every three years. We were most recently recertified in March 2025.

Delaware Public Benefit Corporation

In addition to our Certified B Corporation status, and as a demonstration of our long-term commitment to our mission to bring ethical food to the table by coordinating a network of family farms to operate with a well-defined set of agricultural practices that includes the humane treatment of farm animals as a central tenet, we elected in October 2017 to be treated as a public benefit corporation under Delaware law.

Under Delaware law, a public benefit corporation is required to identify in its certificate of incorporation the public benefit or benefits it will promote and its directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations organized in Delaware are also required to assess their benefit performance internally and to disclose to stockholders at least biennially a report detailing their success in meeting their benefit objectives. Our most recent biennial report can be found in our definitive proxy statement filed with the SEC on April 29, 2024.

As provided in our Certificate of Incorporation, the public benefits that we promote, and pursuant to which we manage our Company, are: (i) bringing ethically produced food to the table; (ii) bringing joy to our customers through products and services; (iii) allowing crew members to thrive in an empowering, fun environment; (iv) fostering lasting partnerships with our farms and suppliers; (v) forging an enduring profitable business; and (vi) being stewards of our animals, land, air and water, and being supportive of our community.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Vital Farms, Inc., 3601 S Congress Ave Suite C100, Austin, Texas, 78704, Attn: Corporate Secretary. The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

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OUR COMMITMENT TO IMPACT

Impact Highlights

•	We continued to make progress toward our Impact-related goals initially announced in 2022, which we refer to as our Impact Goals.

•	We received LEED Gold Certification for our Egg Central Station facility in Missouri.

•	We received recertification as a B Corp by B Lab in March 2025.

•	We supported six of our family farms in obtaining grants from USDA’s Rural Energy for America Program, which help fund efficient and renewable energy improvements.

•

We launched a pilot program called the Regenerative Agriculture Farmer Grant, intended to help our farmers adopt practices that improve climate resilience, benefit soil health, and address risks of pasture degradation.

•

We launched our accelerator farm program and purchased Vital Farms-owned farms in the Seymour, Indiana area to implement innovative farming practices that we can scale to the family farms in our network.

•	We selected a new dairy supplier, and our butter is currently 90% grass-fed and pasture-raised.

How We Do Business

At Vital Farms, our business and our culture are rooted in Conscious Capitalism, which prioritizes positive, long-term outcomes for all of our stakeholders—farmers and suppliers, customers and consumers, communities and the environment, employees, who we refer to as crew members, and stockholders. We’re focused on creating positive change and driving sustainable outcomes for our stakeholders through a purpose-driven approach to Impact. Our approach has been validated by our financial performance and our impact on the food industry.

Our operational model prioritizes long-term benefits for each of our stakeholder groups:

STAKEHOLDERS	GUIDING PRINCIPLES

Farmers and Suppliers	Forming strong relationships with our network of more than 425 family farms, who are the foundation of our resilient and reliable supply chain

Customers and Consumers	Delivering the transparency and quality around food products that today’s consumers demand

Crew Members	Empowering our crew members by investing in their financial security, development and overall well-being

Communities and Environment	Investing in the communities where we operate and being conscious stewards of the environment

Stockholders	Driving sustainable growth and long-term stockholder value

Our commitment to raising the standards of the food industry has made Impact an integral part of the Vital Farms business model and is core to our continued success. Our Senior Leadership Team and Board recognize the importance of this commitment, and we have established an internal cross-functional Impact Steering Committee that is tasked with driving additional progress toward initiatives that promote sustainability and further transparency.

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Our Impact Strategy and Impact Goals

Our Impact strategy is an embedded part of our operating model and is driven by three core principles: transparency, stakeholder success and alignment to financial expectations. In late 2022, we first announced that we had taken the next steps to formalize our strategy so that we can drive even more positive impact. In doing so, we released Impact Goals grounded in our purpose to improve the lives of people, animals and the planet through food. These Impact Goals were the result of a years-long evaluation process.

Our Impact Goals show a clear, disciplined path forward, and we are committed to transparent reporting on our progress toward these Impact Goals over the next several years. The table below outlines the progress we have made toward achievement of our Impact Goals:

IMPACT AREA	GOAL	PROGRESS

CLIMATE CHANGE Mitigate climate risk to our operations and our operational climate impact	• Reduce our operational greenhouse gas intensity (Scope 1 & 2) by 25% by end of 2027	-17.7%

CLIMATE CHANGE & SUPPLY CHAIN MANAGEMENT Mitigate climate risk in our supply chain	• Engage 100% of farmers on additional regenerative agriculture practices by end of 2026	48%

CREW IMPACT Continue to build a more inclusive work environment for our crew	• Increase favorability in our annual crew survey by five percentage points by end of 2023	Achieved (delayed) +7%

ETHICAL LEADERSHIP & GOVERNANCE(1) Ensure we maintain a high standard of ethics as we grow	• Implement a formal company-wide ethics training program and ensure completion by >95% of crew members by end of 2025	New
	• Maintain >80% agreement that Vital Farms operates ethically and promotes an ethical culture in our crew engagement survey by 2026

(1)

In 2023, we stated a goal to tie Impact performance to executive compensation. In the last two years, we have conducted benchmarking and discussed internally and with our independent compensation consultants whether this goal was the most effective way to drive governance accountability. Ultimately, we elected to replace this goal with the ethics-focused governance goal outlined above to drive accountability throughout the organization, which we believe is more closely aligned with our mission of bringing ethical food to the table.

Building a Resilient Food System

The over 425 family farms that supply our shell eggs are the foundation of our supply chain. These are located along what we call the PASTURE BELTTM, a region of the United States with a more temperate climate, enabling millions of hens to live a life with access to the outdoors. Each hen has the freedom to roam and forage during the daytime on at least 108 square feet of pasture for natural food sources. Our animal welfare practices for the hens that lay our eggs are consistently audited both internally and by third-party farm auditors and certain retailers, and our organic egg farms are audited according to U.S. Department of Agriculture National Organic Program standards. Our practices are rooted in regenerative agriculture – the egg farmers in our network practice pasture rotation, which encourages nutrient cycling and allows soil to rest and recover between grazing. We are continuing to engage our farms on additional regenerative practices through training, educational resources and funding opportunities, and we believe that our accelerator farms initiative, announced in 2024, will allow us to test and implement innovative farming practices that we can scale to the family farms in our network.

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We recognize the importance of the environment as one of our stakeholders and are cognizant of the impact of our operations on animals, land, air and water. We are committed to responsible environmental practices that include climate change resilience, conservation of natural resources, pollution prevention, exploration of regenerative agricultural practices and reduction of waste. At our existing Egg Central Station egg washing and packing facility in Missouri, we have put this commitment to work by investing in a number of energy and water efficiency features, including regular water recirculation and bioretention features. In 2024, this facility received LEED Gold Certification.

Our efforts to reduce waste are further reflected in our continued achievement in 2024 of our goal to make Egg Central Station a “zero-waste-to-landfill” facility under the Total Resource Use and Efficiency rating system of 90%+ overall diversion from landfills over a twelve-month period. We implemented a number of affirmative steps to achieve this goal, including efforts to process more broken shell fragments, more efficiently utilize undersized eggs and work with customers to improve order accuracy and reduce spoilage.

We carefully consider the impact that greenhouse gases can have on the communities we serve, especially on people who live in vulnerable areas. We have worked with greenhouse gas inventory experts to develop our Scope 1, 2, and 3 emissions inventories, which have been published in our annual Impact Reports since 2022. We released our most recent full Impact Report in April 2025 and plan to release an Impact Update in the first half of 2026. To learn more about these efforts and our relevant policies, please visit our investor relations website, investors.vitalfarms.com, and our impact website, www.vitalfarms.com/impact.

We aim to use packaging that is recyclable and compostable, while prioritizing our food safety and quality standards, exemplified by our use of carbon-neutral, 100% post-consumer recycled paper cartons for all of our 6, 12 and 18-count shell egg products. In 2024, 99.6% of our packaging was recyclable, 58% was compostable, and 82% incorporated post-consumer recycled materials. We believe that our focus on innovation, with the objective of reducing costs and improving the ecological impacts of our operations, provides a strategic benefit for all stakeholders.

Fostering a People-First Culture

We work to hire the very best crew members for each job and strive to create a workplace that empowers them to live our mission and our values. We celebrate our differences and believe that an inclusive team significantly increases opportunities for creativity and innovation. We survey our crew members’ engagement using a platform provided by the Great Place to Work organization, and based on the results of this survey, we were certified by this organization in 2024 as a Great Place to Work.

We believe in providing our crew members an environment of equal opportunity and the tools necessary to succeed. Our People team annually reviews our crew members’ pay to ensure that every employee receives pay equity for their roles. We most recently conducted a third-party pay equity analysis to support this work in 2023 and no significant pay discrepancies were identified. The benefits we provide to crew members include health insurance, 401(k) matching, equity grants, leadership training and an Employee Stock Purchase Plan. For all crew members at Egg Central Station, we pay in excess of living wage for an individual living without children in that market and provide a full benefits package from the first day a crew member joins Vital Farms.

We take the health and safety of our crew members seriously, and we require our team to follow our safety standards and protocols. We perform regular safety audits to ensure that proper safety policies are in place and appropriate safety training is provided. At Egg Central Station, we work to reduce physicality as much as possible. We have automated certain jobs like tray washing, added scheduling blocks in our daily lineup template to prevent our crew members from working the same job for numerous days, and provided ergonomic handling equipment to help reduce job strain. In 2024, we had 18 reported injuries. Our Total Recordable Incident Rate was 5.18.

We are working to build an environment where every crew member feels valued and empowered. As of December 31, 2024, approximately 41% of our full-time crew members were women and approximately 19% were members of underrepresented groups.

2025 Proxy Statement	29

We support a vast network of community organizations through monetary and product donations, as well as paid time off for crew volunteering, with a focus on organizations promoting transparency, access to ethical food and animal welfare. We therefore measure success not only in financial terms, but also in our ongoing support of our communities and environment. In 2024, we regularly donated to charitable organizations, including donations of more than 600,000 pounds of food (including 4,861,800 eggs) to one food bank in Springfield, Missouri.

Driving Engaged and Accountable Oversight

We have established our corporate governance framework with three guiding principles: (i) effectively addressing the interests of our varied stakeholders; (ii) appropriately managing enterprise risks; and (iii) fostering a culture of integrity and ethics throughout our organization. Our Code of Conduct outlines the ethical philosophies that help each of our crew members and leadership keep these principles in mind when carrying out our business, and in 2024, our Board approved a revamped version of our Code of Conduct with broader topical coverage and more engaging, interactive elements for crew members. To launch the new Code of Conduct and underscore our commitment to fostering a culture of integrity and ethics, we celebrated our first Company-wide “Ethics Week” in October 2024, which included a Board panel, crew member contests and training programs.

We are among a very select group of U.S. companies that are publicly traded, B Corporation Certified, and Delaware public benefit corporations. As a public benefit corporation, we are legally required to balance our pecuniary interests of our stockholders with the best interests of our stakeholders and those materially impacted by our actions. We believe that prioritizing the long-term viability of all stakeholders will produce stronger outcomes, for everyone, over time. Our Board and its committees help set the tone for our Company and meet regularly to review policies, current regulations and industry best practices. With respect to our sustainability initiatives and Impact Goals, our Nominating and Corporate Governance Committee receives updates from management, including our Head of Impact, at least quarterly and provides regular updates to the Board.

We routinely engage with our stakeholders to better understand their views, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our corporate website at investors.vitalfarms.com.

30	2025 Proxy Statement

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2019. Representatives of KPMG LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if a representative from KPMG LLP so desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication or represented by authorized proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 29, 2024 and December 31, 2023 by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	FISCAL YEAR

	2024	2023

Audit fees(1)	$2,527,500	$891,420

Audit-related fees	—	—

Tax fees	—	—

All other fees(2)	$7,485	—

Total Fees	$2,534,985	$891,420
(1)

Audit fees relate to the audit of our annual financial statements, the audit of our internal control over financial reporting, review of interim financial statements and assistance with registration statements filed with the SEC.

(2)	All other fees consist of attendance by certain crew members at an in-person training session conducted by KPMG LLP.

32	2025 Proxy Statement

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The pre-approval requirement does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 29, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024.

Vital Farms, Inc.

Audit Committee

Kelly J. Kennedy (Chairperson)

Glenda Flanagan

Karl Khoury

2025 Proxy Statement	33

SALTED BUTTER
90% GRASS-FED
PASTURE-RAISED
EST. 2007
Vital
FARMS®
MADE WITH FRESH AIR & SUNSHINE
FAMILY FARMS
NET WT. 8OZ (227G)

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the Record Date:

NAME	AGE	POSITION(S)

Matthew O’Hayer	69	Founder, Executive Chairperson and Director

Russell Diez-Canseco	53	President, Chief Executive Officer and Director

Joanne Bal	58	General Counsel, Corporate Secretary and Head of Impact

Stephanie Coon	43	Senior Vice President, Strategy

Joseph Holland	56	Chief Supply Chain Officer

Kathryn McKeon	42	Chief Marketing Officer and General Manager, Butter

Peter Pappas	61	Chief Sales Officer and President, Eggs

Reena Van Hoven	42	Chief People Officer

Thilo Wrede	51	Chief Financial Officer

Biographical information for Mr. O’Hayer and Mr. Diez-Canseco is included above with the director biographies under the caption “Information About Our Continuing Directors.”

Age: 58 Executive Officer Since April 2021	JOANNE BAL General Counsel, Corporate Secretary and Head of Impact

Joanne Bal has served as our General Counsel, Corporate Secretary, and Head of Impact since April 2021. Prior to joining us, Ms. Bal served as Vice President and Chief Counsel, Levi Strauss Americas at Levi Strauss & Co., a global apparel company, from November 2016 to April 2021. Prior to Levi Strauss, Ms. Bal served as Managing Director, Legal Services and Segment General Counsel for Applied Materials, Inc., a leading provider of semiconductor equipment and services, from September 2010 to October 2016. Prior to that time, Ms. Bal held various legal and business roles in both public and private technology companies, including LSI Corporation (acquired by Broadcom Inc.), Navis LLC and Identix Incorporated. Ms. Bal began her career in private practice at two internationally recognized law firms. Ms. Bal received her J.D. from the University of Chicago School of Law and her B.A. in Political Economy from the University of California, Berkeley.

Age: 43 Executive Officer Since January 2022	STEPHANIE COON Senior Vice President, Strategy

Stephanie Coon has served as our Senior Vice President, Strategy, since September 2024. Previously, Ms. Coon served as Senior Vice President, People and Strategy beginning in January 2022, before shifting in September 2024 to dedicate additional focus to our long-term strategic work. Ms. Coon joined Vital Farms in August 2021 as our Senior Vice President, Strategy. Prior to joining us, Ms. Coon worked at KIND Snacks from October 2016 through June 2021, serving as Vice President of Strategic Development and Senior Vice President, Strategy & Execution. Prior to that, Ms. Coon worked as Director of Strategy at The Hershey Company and as an Associate Principal at McKinsey & Company. Ms. Coon received her M.Sc. in Educational Research Methodology from the University of Oxford and both her B.A. and M.A. in Public Policy from the State University of New York at Albany.

2025 Proxy Statement	35

EXECUTIVE OFFICERS

Age: 56 Executive Officer Since September 2024	JOSEPH HOLLAND Chief Supply Chain Officer

Joseph Holland has served as the Company’s Chief Supply Chain Officer since September 2024. Prior to his appointment as the Company’s Chief Supply Chain Officer, Mr. Holland served as Executive Vice President of Operations and Supply Chain at Curaleaf Holdings, Inc., an international provider of consumer cannabis products, publicly traded on the Canadian stock exchange, from February 2022 to July 2024. Mr. Holland previously served as Executive Vice President of Operations at Wheels Up Experience Inc., a provider of private aviation services, from October 2018 until February 2022. Prior to that, Mr. Holland served in a variety of supply chain and distribution roles at Ventura Foods LLC, Dean Foods Co., and Cadbury Schweppes plc. Mr. Holland received his M.B.A. from the Binghamton University School of Management and his B.S. in Economics from the University of Massachusetts at Amherst.

Age: 42 Executive Officer Since January 2022	KATHRYN MCKEON Chief Marketing Officer and General Manager, Butter

Kathryn McKeon has served as our Chief Marketing Officer and General Manager, Butter since January 2025 and as our Chief Marketing Officer since January 2022. Ms. McKeon joined Vital Farms in 2016 and has served in a number of roles with us, including Vice President of Marketing, Senior Director of Marketing, Director of Marketing and Brand Manager. Prior to joining us, Ms. McKeon worked in brand marketing for Mondelēz International, Inc. (formerly Kraft Foods). Ms. McKeon received her M.B.A. from the Stern School of Business at New York University and her B.B.A. in Marketing from The University of Texas at Austin.

Age: 61 Executive Officer Since October 2020	PETER PAPPAS Chief Sales Officer and President, Eggs

Peter Pappas has served as our Chief Sales Officer and President, Eggs since January 2025 and as our Chief Sales Officer since October 2020. Prior to joining us, Mr. Pappas served as Chief Commercial Officer at Califia Farms, a plant-based food and beverage company, from January 2019 to October 2020. Prior to Califia Farms, Mr. Pappas served as Executive Vice President of Sales and Operations for the Western Division of Advantage Solutions, a sales and marketing consultancy, from 2014 to October 2018. Mr. Pappas also served as Chief Customer Officer/SVP Sales & Marketing of Dean Foods, an American dairy processor, and as Vice President of U.S. Sales for MillerCoors Brewing Company, and he held positions of increasing responsibility with Pepsi Cola and PepsiCo. Mr. Pappas received his B.A. in International Relations and Business from University of California, Los Angeles.

36	2025 Proxy Statement

EXECUTIVE OFFICERS

Age: 42 Executive Officer Since September 2024	REENA VAN HOVEN Chief People Officer

Reena Van Hoven has served as the Company’s Chief People Officer since September 2024. Prior to her appointment as the Company’s Chief People Officer, Ms. Van Hoven served from April 2017 to September 2024 in a variety of roles of increasing responsibility with Danone S.A., a multinational food products company traded on the Euronext Paris exchange, most recently as Senior Vice President of Talent & Rewards – North America from July 2023 to September 2024, including Vice President, Talent – North America from April 2021 to August 2023, Vice President, Talent & HR Operations from April 2020 to April 2021 and other human resources roles. Prior to that, Ms. Van Hoven served in a variety of roles for WhiteWave Foods Co., which was acquired by Danone, S.A. in April 2017. Ms. Van Hoven received her M.B.A. and B.S in Psychology and Business from Saint Louis University.

Age: 51 Executive Officer Since March 2023	THILO WREDE Chief Financial Officer

Thilo Wrede has served as our Chief Financial Officer since March 2023. Prior to his appointment as the Company’s Chief Financial Officer, Mr. Wrede served as the Global Chief Financial Officer of Sabra Dipping Company, LLC, a producer of fresh dips and spreads, since August 2020. Mr. Wrede previously served in a variety of roles at PepsiCo, a multinational food and beverage company, including Chief Financial Officer – Central and South America Foods and Chief Financial Officer – Caribbean and Central America Foods, from May 2014 through August 2020. Prior to joining PepsiCo, Mr. Wrede served in Equity Research Analyst roles for Jefferies & Company and Credit Suisse. Mr. Wrede received an engineering degree from Technische Universität Berlin and received his M.B.A. from Columbia Business School.

2025 Proxy Statement	37

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board recognizes the interests our investors have in the compensation of our NEOs. In recognition of that interest and as required by Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs for fiscal year 2024 as disclosed in this proxy statement in accordance with SEC rules and Item 402 of Regulation S-K, including the Compensation Discussion and Analysis (“CD&A”), compensation tables and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the named NEOs presented in the CD&A beginning on page 40 of this proxy statement.

This advisory resolution, commonly known as a “say-on-pay” proposal, is non-binding. Although this resolution is non-binding, the resolution gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The compensation of our NEOs subject to the vote is disclosed in the CD&A, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. If stockholders approve the recommended “One Year” option as the frequency of future say-on-pay votes under Proposal 4 included in this proxy statement, we expect that we will conduct our next say-on-pay vote at the 2026 Annual Meeting.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting an advisory, non-binding vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal year 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, the result will not be binding on the Board or Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Advisory, non-binding approval of Proposal 3 requires the affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by authorized proxy and entitled to vote on the matter at the Annual Meeting.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

2025 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section is intended to provide information on our compensation philosophy and objectives, the process we use to make decisions around executive compensation and the compensation of our NEOs for the fiscal year ended December 29, 2024.

For fiscal year 2024, our NEOs were as follows:

Russell Diez-Canseco President and Chief Executive Officer	Thilo Wrede Chief Financial Officer	Joanne Bal General Counsel, Corporate Secretary and Head of Impact	Stephanie Coon Senior Vice President, Strategy	Kathryn McKeon Chief Marketing Officer and General Manager, Butter

Executive Summary

We have designed our compensation program based on the following guiding principles:

•	Pay for Performance: Link the incentives of our executive officers with our company’s performance against our strategic and financial goals;

•	Talent Attraction and Retention: Attract, motivate and retain executive officers with the experience and skills necessary to achieve our long-term objectives;

•	Balance Short-Term and Long-Term Interests: Align the interests of our executive officers with short-term and long-term value creation for our stockholders and other stakeholders; and

•	Alignment with Purpose and Mission: Support our purpose of improving the lives of people, animals and the planet through food, and advance our mission of bringing ethical food to the table.

In our fiscal year 2024, we continued to make progress toward our long-term strategic and financial goals. The achievements and accomplishments considered by the Compensation Committee in making compensation-related decisions for our NEOs included the following:

Net Revenue	Adjusted EBITDA[1]

One-year 2024 total shareholder return of 140.22% (compared to -1.81% one-year total shareholder return of the Nasdaq US Smart Food & Beverage Index)	Announcement of plans for our second egg washing and packing facility in Seymour, Indiana	Continued growth of our family farm network, adding approximately 125 new farms in 2024 to bring the total number of family farms in our network to over 425.

1	Adjusted EBITDA is a non-GAAP financial measure and is reconciled to net income, its closest comparable GAAP measure, in Annex B.

2025 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee undertakes a comprehensive annual review of our compensation strategy and competitive positioning to market, taking into account peer group compensation and compensation-related risks before approving NEO compensation. Taking into account the principles outlined above, the Compensation Committee made several notable compensation-related decisions for our NEOs for our fiscal year 2024:

•

Reflecting our commitment to aligning incentives with long-term financial performance, the Compensation Committee introduced for our fiscal year 2024 equity grants for our NEOs that consisted of 50% performance-vesting restricted stock units, with three-year cliff vesting based on achievement of net revenue and Adjusted EBITDA Margin targets.

•

A significant portion of our target executive compensation for our fiscal year 2024 (86.4% for Mr. Diez-Canseco and 72.9% for our other NEOs) was variable and at-risk, aligned to our peer group average. In keeping with our company value of “Acting Like an Owner,” 73.1% of CEO compensation and 57.1% of non-CEO NEO compensation for our fiscal year 2024 was in the form of stock-based equity awards.

•	Mr. Diez-Canseco received a base salary increase of approximately 3.5% compared to our fiscal year 2023, and our other NEOs received base salary increases between 3.6% and 4.9%.

•	Our 2024 short-term incentive program was earned at 175% based on our actual performance relative to net revenue and Adjusted EBITDA targets that were set in early 2024.

The Company did not conduct a say-on-pay vote in 2024 because it was exempt from the requirement to do so as an “emerging growth company.” The Company’s first say-on-pay vote will occur at its 2025 Annual Meeting.

Compensation Philosophy, Objectives, and Design

We design our compensation program to ensure that we attract high-performing executives who will help advance our purpose and mission and that the incentives of these executives are aligned with the short-term and long-term interests of our stockholders. At the core of our program is the philosophy of pay for performance – when our company achieves its strategic and financial goals, our executives are rewarded.

We carry out the objectives of our compensation program through incorporation of a number of elements, as outlined below:

COMPENSATION OBJECTIVE	HOW WE ACCOMPLISH THE OBJECTIVE
Pay for performance

•  Annual short-term incentive program tied to achievement of financial goals

•  Significant portion of CEO and other NEO compensation consists of equity-based incentives

•  Introduction of performance stock units in 2024, to vest only upon achievement of certain financial targets

Talent attraction and retention

•  Annual review with independent compensation consultant to ensure program is competitive for top executive talent

•  Time-based equity incentives with three-year vesting periods to encourage retention of key executives

Balance short-term and long-term interests

•  Pay mix that includes incentives tied to both annual and long-term company financial metrics

•  Utilization of multiple performance metrics in short-term and long-term incentive plans to balance top-line and bottom-line financial goals

Alignment with purpose and mission

•  Comprehensive annual review process for executive pay determinations, driven by financial and strategic performance, demonstration of organizational core competencies and advancement of our mission to bring ethical food to the table

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance and Responsibilities

Our Compensation Committee and management team maintain policies and practices to ensure that the compensation objectives outlined above are met. These are outlined below:

THINGS WE DO
Pay for Performance: Regular review to ensure appropriate amount of NEO compensation is variable and “at risk”
Comprehensive Annual Review: Annual Compensation Committee review of compensation strategy to ensure competitiveness and alignment with market best practices
Stock Ownership Guidelines: Minimum NEO stock ownership required, further aligning interests with stockholders
Incentive Recoupment (Clawback) Policy: Adopted in compliance with SEC rules and Nasdaq listing standards to mandate recovery of compensation upon a financial restatement
Fully Independent Compensation Committee and Compensation Consultant: Annual reviews of independence of Committee members and outside compensation consultant
Regular Peer Group Review: Comprehensive annual review to ensure the appropriate peer group is considered when establishing executive compensation
Risk Management: Review and consideration to ensure that incentive plans do not encourage excessive risk-taking or create material risk for the Company
At-Will Employment: No guaranteed term of employment for any NEO

THINGS WE DON’T DO
No Multi-Year Guaranteed Compensation: Employment arrangements do not guarantee any level of compensation over multiple years
No Dividends on Unvested Equity: Our equity plan provides that no dividends or equivalents may be paid on unvested equity awards
No Excessive Personal Benefits (Perquisites): NEOs do not receive excessive perquisites, and tax gross-ups are not provided for the limited NEO perquisites

No Hedging or Similar Transactions: NEOs are prohibited from hedging and derivative transactions involving Company stock; pledging of shares allowed in limited circumstances and subject to Board approval

No Uncapped Award Opportunities: Short-term and long-term incentive awards are subject to maximum award amounts
No Severance Solely upon Change in Control: Severance arrangements with NEOs following change in control apply only upon termination (double-trigger)

Roles and Responsibilities of the Compensation Committee, Independent Compensation Consultant, and CEO

Compensation Committee

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers and other senior management, as appropriate. Under its charter, our Compensation Committee is also vested with oversight of the Company’s human capital management, including talent development, retention, overall crew member wellness and engagement.

Our Compensation Committee is comprised solely of independent directors pursuant to Nasdaq listing standards and SEC rules.

Independent Compensation Consultant

Since 2020, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook was engaged to provide market data, to analyze practices of the Company’s compensation peer group and market trends generally, and to conduct an assessment of the cash and equity compensation of the Company’s executive officers in comparison to similarly situated executive officers in our peer group companies. FW

2025 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

Cook provides additional services and analysis throughout the year at the Compensation Committee’s request, including realizable pay analyses and periodic updates on market compensation trends. FW Cook also provides consultation with respect to the compensation of our non-employee Board members.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged FW Cook to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed FW Cook’s independence and determined that FW Cook had no conflicts of interest in connection with its provisions of services to the Compensation Committee.

Chief Executive Officer

The role of our Chief Executive Officer is to evaluate the performance of each of the Company’s executive officers (other than the Chief Executive Officer), taking into account such officer’s performance throughout the previous year, demonstration of identified organizational core competencies, and alignment with the Company’s purpose and mission. Each year, the Compensation Committee solicits and considers compensation recommendations from the Chief Executive Officer based on his evaluation. As part of the Compensation Committee’s oversight of human capital management, the Chief Executive Officer also provides periodic updates throughout the year on the company’s Senior Leadership Team.

Compensation Peer Group and Selection Process

In consultation with FW Cook, the Compensation Committee reviews our peer group on an annual basis. The Compensation Committee’s considerations when selecting our compensation peer group include the following:

•	Industry Relevance: Preference for high sales growth companies in the consumer packaged goods space

•	Revenue: Annual revenues targeted at 1/3x to 3.0x the Company’s projected revenue

•	Market Capitalization: Targeted at less than $4 billion

•	Pay Disclosure and Practices: Public companies with adequate levels of pay disclosure, avoiding companies with non-traditional pay practices

•	Additional Qualifications: Preference for companies with recent initial public offerings, high sales growth companies, and companies with similar employee headcount

Our Compensation Committee utilizes the data and analysis from FW Cook to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group. While our compensation peer group is an important reference point when making executive compensation determinations, the Compensation Committee does not have any formal, binding benchmark policy

Based on consultation with FW Cook, the Compensation Committee determined that, for purposes of the fiscal year ended December 29, 2024, our peer group for compensation purposes would consist of the entities listed below:

The Simply Good Foods Company (Nasdaq: SMPL)	The Duckhorn Portfolio, Inc. (formerly NYSE: NAPA)
SunOpta Inc. (Nasdaq: STKL)	The Honest Company, Inc. (Nasdaq: HNST)
Sovos Brands, Inc. (formerly Nasdaq: SOVO)	PetMed Express, Inc. (Nasdaq: PETS)
MGP Ingredients, Inc. (Nasdaq: MGPI)	Limoneira Company (Nasdaq: LMNR)
Freshpet, Inc. (Nasdaq: FRPT)	Whole Earth Brands, Inc. (formerly Nasdaq: FREE)
Nature’s Sunshine Products, Inc. (Nasdaq: NATR)	Vita Coco Company, Inc. (Nasdaq: COCO)
Celsius Holdings, Inc. (Nasdaq: CELH)	Beyond Meat, Inc. (Nasdaq: BYND)
e.l.f. Beauty, Inc. (NYSE: ELF)	Zevia PBC (NYSE: ZVIA)

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Compensation Review Process

The Compensation Committee’s process with respect to executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives with respect to the Company’s short-term and long-term incentive programs for the current year.

As part of this process, the Compensation Committee reviews pay levels for the Company’s compensation peer group, as well as broader market trend data provided by FW Cook. In addition to this information, the Compensation Committee takes into consideration a number of factors such as:

•	individual officer performance;

•	talent retention and succession planning;

•	internal pay equity;

•	accounting and tax impacts; and

•	(for executives other than the Chief Executive Officer) the recommendations of the Chief Executive Officer.

Based on a comprehensive review, the Compensation Committee considers and approves on an annual basis the base salary, bonus target and measurement metrics, and long-term incentive plan awards for each of the Chief Executive Officer and other Company executives.

For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the determination of his compensation is conducted by the Compensation Committee. The Chief Executive Officer does not participate in the discussion or approval of his own compensation.

The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings generally held during the first quarter of the year. This schedule allows the Compensation Committee to have sufficient understanding of the previous year’s financial results and progress toward strategic priorities before making its annual determinations. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Compensation Risk Assessment

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Compensation Committee also reviews and oversees risk management policies and practices relating to human capital management.

Based on this risk assessment, the Compensation Committee has not identified any risks relating to our compensation plans, programs, or practices that are reasonably likely to have a material adverse effect on the Company.

2025 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Components / Elements of Compensation Program

To achieve our compensation objectives, we historically have provided our executive officers, including our NEOs, with a compensation package consisting of the following elements:

ELEMENT OF COMPENSATION	OBJECTIVES
Base Salary (fixed cash)	• Provides financial stability and security through a fixed amount of cash for performing job responsibilities
Annual Performance-Based Cash Incentives (at-risk cash)	• Motivates and rewards executives for attaining pre-defined financial performance goals that are key drivers of our annual operating plan
Long-Term Equity Incentives (at-risk equity)

•  Motivates and rewards executives for Company financial performance and stock price growth, aligning executives’ interests with those of stockholders

•  Attracts highly qualified executives and encourages their continued employment and performance over a longer time horizon

We do not have any formal policies for allocating compensation among base salary, annual performance-based cash incentives and long-term equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee uses its judgment to establish a total compensation program for each NEO that is a mix of current, short-term incentive and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of the NEOs’ total target compensation is comprised of performance-based bonus opportunities and long-term equity awards, in order to align the executive officers’ incentives with the interests of our stockholders and our stated corporate goals.

Target CEO Pay Mix

0.3%
Other
73.1%
Equity
13.3%
Performance-Based Cash Incentive
13.3%
Base Salary
36.6%
PSUs
36.6%
RSUs
86.4%
At-Risk

Target Non-CEO NEO Pay Mix

0.8%
Other
15.8%
Performance-Based Cash Incentive
26.3%
Base Salary
57.1%
Equity
28.6%
PSUs
28.6%
RSUs
72.9%
At-Risk

46	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salaries for our NEOs are set annually by our Compensation Committee. Base salary is informed by peer group data, and the Compensation Committee generally targets base salary within a competitive range of the median for equivalent officer positions within our peer group.

The Compensation Committee considers annually (or upon a material change in an officer’s position or responsibilities) whether any changes should be made to the base salaries of our executive officers. We do not provide formulaic or guaranteed base salary increases; instead, the Compensation Committee considers factors that include Company and individual performance, national salary increase levels, talent development and retention, peer group competitiveness, internal pay equity and (with respect to NEOs other than the CEO) the recommendation of the CEO.

In 2024, the Compensation Committee reviewed the base salaries of our NEOs and approved increases to base salaries in amounts ranging from approximately 3.5% to 5.0% for each of our NEOs. Based on its subjective judgement, our Compensation Committee approved these increases were appropriate in light of each executive’s individual performance and as a cost-of-living adjustment informed by competitive market data provided by FW Cook.

For fiscal 2024, our NEO base salaries were as follows:

NAMED EXECUTIVE OFFICER	2023 BASE SALARY	2024 BASE SALARY	PERCENTAGE INCREASE
Russell Diez-Canseco	$700,000	$725,000	3.6%
Thilo Wrede	$410,000	$430,000	4.9%
Joanne Bal	$385,000	$400,000	3.9%
Stephanie Coon	$360,000	$375,000	4.2%
Kathryn McKeon	$360,000	$375,000	4.2%

Annual Performance-Based Cash Incentives

Each of our NEOs participates in our annual performance-based incentive program. Each year, the Compensation Committee establishes for each NEO an incentive program target, expressed as a percentage of the NEO’s base salary. The incentive program targets are based on peer group data and the role and responsibilities of the individual NEO. The Compensation Committee also determines the relevant financial performance metrics used to determine whether the annual incentives have been earned.

For fiscal 2024, our NEO annual incentive program targets were as follows:

NAMED EXECUTIVE OFFICER	2024 BASE SALARY	2024 TARGET
Russell Diez-Canseco	$725,000	100%
Thilo Wrede	$430,000	60%
Joanne Bal	$400,000	60%
Stephanie Coon	$375,000	60%
Kathryn McKeon	$375,000	60%

The fiscal 2024 annual incentive program was based on achievement of established net revenue and Adjusted EBITDA targets for the full fiscal year. The targets were the result of a goal-setting process that involved the Company’s management team and Compensation Committee and reflected the Company’s expectations for continued growth. The Compensation Committee approved for fiscal 2024 a net revenue target of $560.0 million and an Adjusted EBITDA target of $61.4 million. Adjusted EBITDA is a non-GAAP financial measure and is reconciled to net income, its closest comparable GAAP measure, in Annex B.

2025 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also approved an incentive payout mechanism based on these targets. In addition to establishing net revenue and Adjusted EBITDA targets, the Compensation Committee also established threshold and maximum achievement levels for each metric. The tables below further set forth the payment methodology upon achievement or failure to achieve each of the net revenue and Adjusted EBITDA targets:

Payment Methodology – Net Revenue Metric (50%)

Percent of net revenue target achieved	<90%	90%	90%-100%	100%-115%	>115%
Payout of the portion of incentive based on net revenue metric	0% payout	50% payout	50% - 100% payout, based on straight line interpolation	100% - 200% payout, based on straight line interpolation	200% payout

Payment Methodology – Adjusted EBITDA Metric (50%)

Percent of adjusted EBITDA target achieved	<85%	85%	85%-100%	100%-120%	>120%
Payout of the portion of incentive based on Adjusted EBITDA metric	0% payout	25% payout	25% - 100% payout, based on straight line interpolation	100% - 200% payout, based on straight line interpolation	200% payout

Based on the Company’s actual results for fiscal year 2024, the Compensation Committee determined that the payment methodology for the net revenue and Adjusted EBITDA portions of the annual incentive plan would be calculated as follows:

Net Revenue Metric (50%)
Target 2024 Net Revenue:	$560.0 million
Actual 2024 Net Revenue:	$606.3 million
Percent of Target Net Revenue Achieved:	108.27%
Payout:	155.2% of target with respect to Net Revenue Metric

Adjusted EBITDA Metric (50%)
Target 2024 Adjusted EBITDA:	$61.4 million
Actual 2024 Adjusted EBITDA:	$86.7 million
Percent of Target Adjusted EBITDA Achieved:	141.2%
Payout:	200% of target with respect to Adjusted EBITDA Metric

Calculated Bonus Achievement Percentage = (155.2% * 50%) + (200% * 50%) = 178%

Despite a calculated bonus achievement percentage of 178%, management proposed (and the Compensation Committee approved) payouts to our NEOs at a percentage of 175% to allow for an additional bonus payment to be made to crew members at our egg washing and packing facility in Springfield, Missouri in recognition of these crew members’ significant contributions to the Company’s performance over the previous year.

48	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Based the approved achievement percentage of 175%, the Compensation Committee approved annual incentive payouts in February 2025 as follows:

NAMED EXECUTIVE OFFICER	2024 SALARY	APPROVED BONUS AMOUNT
Russell Diez-Canseco	$725,000	$1,268,750
Thilo Wrede	$430,000	$ 451,500
Joanne Bal	$400,000	$ 420,000
Stephanie Coon	$375,000	$ 393,750
Kathryn McKeon	$375,000	$ 393,750

Long-Term Equity Incentive Program

We provide long-term equity incentives to our executive officers through annual grants made pursuant to our 2020 Equity Incentive Plan (“2020 Plan”). Our Compensation Committee believes such grants are essential to meeting our compensation objectives of paying for performance, attracting and retaining top talent and balancing short-term and long-term interests. Equity awards under this program are granted by the Compensation Committee at the time of an executive officer’s initial hire, during our annual grant process in the first quarter of each year and at other times based on the Compensation Committee’s discretion. Our practice is to provide annual grants with a grant date of at least two business days after the date we publicly release our full fiscal year earnings for the previous fiscal year.

For fiscal year 2024, the Compensation Committee approved awards to our executives consisting of performance-vesting restricted stock units (“PSUs”) and time-vesting restricted stock units (“RSUs”). Based on individual and Company performance, market and peer group data provided by FW Cook, and internal pay equity, each NEO is provided a targeted dollar value of equity awards, with the total dollar value allocated between PSUs and RSUs as determined by the Compensation Committee.

For fiscal year 2024, the Compensation Committee determined that equity awards made to our NEOs would consist of 50% PSUs and 50% RSUs, a mix that the Compensation Committee believes strikes the right balance between the retentive nature of RSUs and the variable, performance-based nature of PSUs. While previous years’ equity grants consisted of a mix of RSUs and stock options, for fiscal year 2024, the Compensation Committee decided to utilize PSUs in lieu of stock option grants to further reinforce our commitment to align executive pay with the Company’s performance and with the long-term financial goals deemed most important to the Company’s business.

The Compensation Committee annually considers the appropriate mix of equity awards and incorporates performance-based equity awards when it determines that important milestones should form the basis of a performance-based equity grant and that such a grant would not promote excessive risk taking that could adversely impact the Company.

PSUs: Each PSU represents a right to receive between 0% and 200% of a target number of shares of our common stock upon vesting. Subject to the applicable NEO’s continued service, PSUs granted for fiscal year 2024 will vest at the end of a performance period ending December 27, 2026 (the last day of our fiscal year 2026) based on the achievement of financial performance metrics determined by the Compensation Committee in February 2024. We believe this vesting period helps ensure that we retain top executive talent and align the interests of our NEOs with the long-term interests of the Company and its stockholders.

Our fiscal year 2024 PSUs are tied to the achievement of net revenue (50% weighting) and Adjusted EBITDA Margin (50% weighting) performance metrics, measured based on our net revenue and Adjusted EBITDA Margin in our existing product categories for fiscal year 2026. The net revenue and Adjusted EBITDA Margin performance targets established by the Compensation Committee are intended to be challenging and are aligned with the Company’s ambitious long-term vision, reflecting the Compensation Committee’s desire to reward exceptional performance. Adjusted EBITDA Margin is a non-GAAP financial measure and is reconciled to net income margin, its closest comparable GAAP measure, in Annex B.

2025 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

In addition to establishing net revenue and Adjusted EBITDA targets, the Compensation Committee also established threshold and maximum achievement levels for each metric. If a metric is below the established threshold, zero shares will be issued for the portion of the PSUs attributable to that metric. If a metric is above the established maximum, two shares will be issued for each of the PSUs attributable to that metric. The payout calculation for our fiscal year 2024 PSUs is summarized below:

NET REVENUE ACHIEVEMENT IN FY2026	BELOW THRESHOLD	AT THRESHOLD	AT TARGET	AT OR ABOVE MAXIMUM
Vesting of the portion of PSUs based on Net Revenue Metric	0%	50%	100%	200%

ADJUSTED EBITDA MARGIN ACHIEVEMENT IN FY2026	BELOW THRESHOLD	AT THRESHOLD	AT TARGET	AT OR ABOVE MAXIMUM
Vesting of the portion of PSUs based on Adjusted EBITDA Margin Metric	0%	50%	100%	200%

For amounts between the threshold and maximum, shares will be awarded based on straight line interpolation. We believe disclosing specific targets while the performance period is ongoing could cause competitive harm. However, such targets will be disclosed in our fiscal year 2027 following the determination of achievement of the financial performance metrics by the Compensation Committee.

As soon as practicable following the end of our fiscal year 2026, the Compensation Committee will determine the achievement of each of the net revenue and Adjusted EBITDA Margin goals and will, in its discretion, make a final determination of the PSUs that will vest and number of shares of our common stock that will be issued.

RSUs: Each RSU represents the right to receive one share of our common stock upon vesting. Subject to the applicable NEO’s continued service, our fiscal year 2024 RSUs will vest in three substantially equal annual installments beginning on the first anniversary of the grant date. We believe that a three-year vesting schedule for RSUs is appropriate for the retention of talent and strikes a balance between short-term and long-term incentives, in line with our overall compensation strategy.

RSU awards encourage retention through vesting over the recipient’s continued employment with us, cover fewer shares than stock options, minimize dilution to stockholders, are straightforward and understandable to our crew members, and are the predominant type of equity award utilized by the peer companies with whom we compete for talent.

Based on individual and Company performance, market and peer group data provided by FW Cook and internal pay equity, each NEO is provided a targeted dollar value of equity awards, with the total dollar value allocated between PSUs and RSUs as determined by the Compensation Committee.

A summary of the equity awards granted to our NEOs for fiscal year 2024 is below:

NAMED EXECUTIVE OFFICER	RSUs GRANTED	PSUs GRANTED
Russell Diez-Canseco	95,283	95,283
Thilo Wrede	21,438	21,438
Joanne Bal	19,533	19,533
Kathryn McKeon	20,724	20,724
Stephanie Coon	20,009	20,009

Health and Welfare and Retirement Benefits; Perquisites

All of our current NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.

50	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Perquisites

Other than a monthly automobile allowance provided to Mr. Diez-Canseco, we generally do not provide perquisites or personal benefits to our NEOs. We do not view perquisites as a significant component of our overall compensation strategy, such that perquisites are not generally provided, except in situations where it is appropriate to assist an executive in the performance of duties or for recruitment and retention purposes on a case-by-case basis.

401(k) Plan

Our NEOs are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 3% of their compensation. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Employment Arrangements with NEOs

We have entered into offer letters or employment agreements with each of our NEOs. These agreements provide for the NEO’s initial base salary, reflecting the scope of such NEO’s anticipated responsibilities and the individual experience they bring to us. The employment of each of our NEOs is “at-will” and may be terminated at any time. In addition, each of our NEOs has executed a form of our standard proprietary information and inventions agreement. For additional information about our employment arrangements with NEOs, please see the section titled “Executive Officer and Director Compensation—Employment Arrangements” below.

Severance and Change of Control Benefits

Regardless of the manner in which a NEO’s service terminates, each NEO is entitled to receive amounts earned during the term of service, including unpaid salary. Pursuant to our employment agreement with Mr. Diez-Canseco and our Change in Control Severance Plan (the “Severance Plan”) for all other NEOs, our NEOs are entitled to certain severance benefits upon an involuntary termination without cause (and not due to death or disability) or upon a resignation for good reason, either alone or immediately before or within 12 months following a change in control of our Company, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. For Mr. Diez-Canseco, cause, change in control, disability and good reason are defined in his employment agreement, and such terms are defined for our other NEOs in our Severance Plan.

The Compensation Committee believes that that these severance benefits are necessary to provide stability among our NEOs, to focus our NEOs on our business operations and to encourage continued attention and dedication to duties without distractions in connection with a potential change in control transaction or period of uncertainty.

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COMPENSATION DISCUSSION AND ANALYSIS

For a detailed description of the severance provisions contained in Mr. Diez-Canseco’s employment agreement and the Severance Plan, see “Executive Officer and Director Compensation—Employment Arrangements” and “Executive Officer and Director Compensation—Potential Payments upon Termination or Change of Control” below.
Other Compensation Governance Matters

Incentive Compensation Recoupment (Clawback) Policy
In
November 2023
, our Board adopted the Incentive Compensation Recoupment Policy (the “
Clawback Policy
”), designed to comply with Rule
10D-1
of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers, including each of our NEOs. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant stock options, stock appreciation rights or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation
S-K.
Stock Ownership Guidelines
In order to further align the interests of our leadership with those of our stockholders and advance our commitment to sound corporate governance, our Board implemented in 2022 Stock Ownership Guidelines for our executive officers and directors. Under our guidelines, executive officers on our Senior Leadership Team and directors are expected to own shares of Company stock based on a multiple of base salary (for officers) or annual cash retainer (for non-employee
directors). Our Chief Executive Officer and Executive Chairperson are expected to own shares valued at least three times their base salary, other officers are expected to own shares with value at least equal to their base salary, and non-employee
directors are expected to own shares valued at least three times their annual cash retainer. Stock options and any unvested performance shares are not included as shares held for the purposes of our Stock Ownership Guidelines. The guidelines establish a five-year deadline for covered individuals to meet the ownership requirements. As of the Record Date, each of our officers and directors is in compliance with the requirements of our Stock Ownership Guidelines. Our Stock Ownership Guidelines are overseen by our Compensation Committee (as applicable to officers) and Nominating and Corporate Governance Committee (as applicable to directors).
Hedging and Pledging of Shares
Our Insider Trading Policy prohibits our employees, directors and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock.
Additionally, our Insider Trading Policy prohibits pledging shares of our common stock as collateral for a loan, except in the limited circumstances set forth in our Pledging Policy. Pursuant to our Pledging Policy, our directors or executive officers may pledge their shares of common stock as collateral for a loan, with prior approval from our Board following recommendation from our Nominating and Corporate Governance Committee, if the transaction meets certain criteria (including a requirement that the maximum collateralized loan amount does not exceed 25% of the stock’s value).
Our Nominating and Corporate Governance Committee oversees compliance with our Pledging Policy. Any of our directors or executive officers seeking approval of a pledging arrangement must first submit a request for pre-approval
to our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates certain criteria (including whether the pledging arrangement is in the best interests of the Company) to decide whether to recommend that the Board approve or deny such request. We believe that this monitoring is effective and includes appropriate controls.

52	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

As of the Record Date, a total of 1,900,000 shares owned by our directors or executive officers have been pledged as collateral. These shares were pledged by Matthew O’Hayer, our Executive Chairperson and a member of our Board, as collateral for a personal loan. Such transaction was reviewed and approved by the Nominating and Corporate Governance Committee and full Board, pursuant to our Pledging Policy.

Accounting and Tax Treatment / Code Section 162(m)

We account for stock-based compensation, including stock options, RSUs, and PSUs, in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). Additional information regarding the assumptions we used to determine the fair value of stock-based compensation awards in fiscal year 2024 can be found in Note 2 “Summary of Significant Accounting Policies” and Note 16 “Stock-Based Compensation” to our audited consolidated financial statements in our Annual Report.

As part of its review process, our Compensation Committee considers the tax impacts of each element of our executive compensation program, including limits imposed by the Code on the amount of compensation we may deduct in any single year with respect to our CEO and other NEOs. While avoiding negative accounting or tax treatment is a consideration in the executive compensation process, the Compensation Committee believes that it is in the best interest of the Company and its stockholders to maintain the flexibility to utilize various forms of compensation or pay compensation at levels that may not be fully tax deductible if doing so would advance our compensation goals and philosophy.

Under Section 162(m) (“Section 162(m)”) of the Code, compensation paid to any of the publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible for tax purposes. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and recommendations and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company, which may include compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the committee’s independent compensation consultant. Based on the foregoing review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Vital Farms, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024.

Vital Farms, Inc.

Compensation Committee

Gisel Ruiz (Chairperson)

Kelly Kennedy

Karl Khoury

2025 Proxy Statement	53

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last three completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and Chief Financial Officer, as well as the three other most highly compensated executive officers, or collectively, the NEOs, during the fiscal years indicated:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)		STOCK AWARDS ($)(2)		OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Russell Diez-Canseco	2024	711,539	—		3,999,980	(5)	—	1,268,750	19,080	5,999,349
President and Chief Executive Officer	2023	686,539	—		560,009		839,995	1,050,000	18,630	3,155,173
	2022	625,002	—		320,007		479,996	718,750	17,430	2,161,185
Thilo Wrede(7)	2024	421,731	—		899,967	(5)	—	451,500	13,560	1,786,758
Chief Financial Officer	2023	316,962	200,000	(6)	425,006		424,998	292,167	12,374	1,671,507
Joanne Bal(8)	2024	392,596	—		819,995	(5)	—	420,000	11,560	1,644,152
General Counsel, Corporate Secretary & Head of Impact
Stephanie Coon(8)	2024	368,077	—		839,978	(5)	—	393,750	11,560	1,613,365
Senior Vice President, Strategy
Kathryn McKeon(8)	2024	368,077	—		869,994	(5)	—	393,750	11,560	1,643,381
Chief Marketing Officer and General Manager, Butter
(1)	Salary amounts represent actual amounts earned during the fiscal years presented. See “Compensation Discussion and Analysis—Components / Elements of Compensation Program—Base Salary” above.
(2)

The amounts shown for stock and option awards represent the aggregate grant date fair value of the awards granted to our NEOs during the years indicated as computed in accordance with ASC 718. See Note 2 “Summary of Significant Accounting Policies” to the consolidated financial statements in our Annual Report for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our awards. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the NEOs. For additional information on these awards, please see “Outstanding Equity Awards at Fiscal Year-End.”

(3)

See “Compensation Discussion and Analysis—Components / Elements of Compensation Program—Annual Performance-Based Cash Incentives” above for a description of the material terms of the program pursuant to which this compensation was awarded. The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year.

(4)

Includes matching contributions to 401(k) plans in the amounts of $12,350, $12,350, $10,350, $10,350 and $10,350 for Mr. Diez-Canseco, Mr. Wrede, Ms. Bal, Ms. Coon and Ms. McKeon, respectively; life insurance premium payments in the amounts of $80 for each of Mr. Diez-Canseco, Mr. Wrede, Ms. Bal, Ms. Coon and Ms. McKeon, respectively; and, for Mr. Diez-Canseco vehicle allowance of $6,000, for the fiscal year ended December 29, 2024.

(5)

Amounts shown include the grant date fair value of each named executive officer’s PSU award. In valuing the PSU awards, we assumed the probable achievement of the target levels for the performance goals. The value of the PSUs granted in 2024, assuming that the highest tier of achievement of the company’s performance goals under the terms of the PSU awards is achieved or exceeded (e.g., 200%), is as follows for each of the NEOs: Mr. Diez-Canseco: $3,999,980; Mr. Wrede: $899,967; Ms. Bal: $819,995; Ms. Coon: $839,978; and Ms. McKeon: $869,994.

(6)	Represents a one-time sign-on bonus to Mr. Wrede in connection with his offer of employment as our Chief Financial Officer.
(7)	Because Mr. Wrede was not an NEO in 2022, his compensation for such year is not required to be reported.
(8)	Because each of Ms. Bal, Ms. Coon and Ms. McKeon was not an NEO in 2023 or 2022, their compensation for such years are not required to be reported.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Grants of Plan-Based Awards

The following table presents information regarding each plan-based award granted to our NEOs during the fiscal year ended December 29, 2024. All equity plan awards were made pursuant to our 2020 Plan.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
NAME	GRANT TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Russell Diez-Canseco	Annual Cash	—	271,875	725,000	1,450,000
	PSU	3/11/2024				47,642	95,283	190,566		1,999,990
	RSU	3/11/2024							95,283(4)	1,999,990
Thilo Wrede	Annual Cash	—	96,750	258,000	516,000
	PSU	3/11/2024				10,719	21,438	42,876		449,984
	RSU	3/11/2024							21,438(4)	449,984
Joanne Bal	Annual Cash	—	90,000	240,000	480,000
	PSU	3/11/2024				9,767	19,533	39,066		409,998
	RSU	3/11/2024							19,533(4)	409,998
Kathryn McKeon	Annual Cash	—	84,375	225,000	450,000
	PSU	3/11/2024				10,362	20,724	41,448		434,997
	RSU	3/11/2024							20,724(4)	434,997
Stephanie Coon	Annual Cash	—	84,375	225,000	450,000
	PSU	3/11/2024				10,005	20,009	40,018		419,989
	RSU	3/11/2024							20,009(4)	419,989
(1)

The amounts shown in the “Target” column represent target bonus amounts for each NEO for the fiscal year ended December 29, 2024 and the amounts in the “Threshold” and “Maximum” columns represent the dollar amount that would be payable if each performance goal were achieved at the threshold and maximum levels, respectively, as described in more detail in the section titled “Compensation Discussion and Analysis—Components / Elements of Compensation Program—Annual Performance-Based Cash Incentives” above. These amounts do not represent the actual bonus payments received by our NEOs for the fiscal year ended December 29, 2024. The dollar value of the actual bonus payments is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)

The amounts set forth in the “Target” column represent target PSU amounts for each NEO for the fiscal year ended December 29, 2024 under our 2020 Plan and do not represent either additional or actual compensation earned by our NEOs for the fiscal year ended December 29, 2024. Threshold and maximum amounts reflect the dollar amount that would be payable if each performance goal were achieved at the threshold (50%) and maximum (200%) level.

(3)

Amounts reported represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs under our 2020 Plan, computed in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options and RSUs reported in this column are set forth in Note 16 “Stock-Based Compensation” to our audited consolidated financial statements included in our Annual Report. This amount does not reflect the actual economic value that may be realized by the NEO.

(4)	The RSUs vest in three equal annual installments commencing on March 11, 2025, subject to the NEO’s continuous service with us as of the applicable vesting date.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the NEOs that were outstanding as of December 29, 2024:

	OPTION AWARDS(1)						STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UN-EXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED ($)(4)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(4)
Russell Diez-Canseco	8/28/2019	249,448			5.33	8/28/2029
	7/30/2020	18,750			22.00	7/30/2030
	3/22/2021	71,564			25.78	3/22/2031
	3/10/2022		39,800	(2)	12.81	3/10/2032
	3/10/2022						8,327	(2)	310,972
	3/13/2023	25,821	102,922(2)		15.31	3/13/2033
	3/13/2023						24,385	(2)	910,658
	3/11/2024						95,283	(2)	3,558,344
	3/11/2024									95,283(3)	3,558,344
Thilo Wrede	3/17/2023	29,069	58,137(2)		13.91	3/17/2033
	3/17/2023						20,369(2)		760,680
	3/11/2024						21,438(2)		800,602
	3/11/2024									21,438(3)	800,602
Joanne Bal	4/26/2021	72,486			25.56	4/26/2031
	3/10/2022						13,010(2)		485,858
	3/13/2023	12,253	24,505	(2)	15.31	3/13/2033
	3/13/2023						8,708(2)		325,200
	3/11/2024						19,533(2)		729,460
	3/11/2024									19,533(3)	729,460
Stephanie Coon	8/9/2021	42,656			17.29
	3/10/2022						7,806(2)		291,515
	3/13/2023	10,721	21,442(2)		15.31
	3/13/2023						7,620(2)		284,569
	3/11/2024						20,009(2)		729,460
	3/11/2024									20,009(3)	729,460

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

	OPTION AWARDS(1)					STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UN-EXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED ($)(4)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(4)
Kathryn McKeon	9/12/2016	12,300		3.25	9/12/2026
	7/1/2018	12,300		3.67	7/1/2028
	7/30/2020	6,250		22.00	7/30/2030
	3/22/2021	7,156		25.78	3/22/2031
	3/10/2022					5,854	(2)	218,618
	3/13/2023	10,721	21,442(2)		3/13/2033
	3/13/2023					7,620	(2)	284,569
	3/11/2024					20,724	(2)	773,938
	3/11/2024								20,724(3)	773,938
(1)

Equity awards granted prior to July 30, 2020 were granted under our 2013 Incentive Plan (“2013 Plan”) and equity awards granted on or after July 30, 2020 were granted under our 2020 Plan. Our 2013 Plan was suspended when our 2020 Plan became effective on July 30, 2020; however, awards outstanding under our 2013 Plan continue in full effect in accordance with their existing terms. All vesting is subject to the individual’s continuous service with us through the vesting dates.

(2)	The shares subject to this award vest in equal annual installments over three years from the date of the grant.
(3)

The PSUs are subject to the achievement of net revenue (50% weighting) and Adjusted EBITDA Margin (50% weighting) performance metrics, measured based on our net revenue and Adjusted EBITDA Margin in our existing product categories for fiscal year 2026.

(4)	Market values are calculated based on the closing market price of our common stock as reported on the Nasdaq Global Select Market on December 27, 2024, which was $37.345 per share.

Option Exercises and Stock Vested

The following table sets forth certain information regarding any option exercises and shares of common stock vested during the fiscal year ended December 29, 2024 with respect to our NEOs.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Russell Diez-Canseco	1,251,106	34,073,926	22,945	482,274
Thilo Wrede	—	—	10,185	219,792
Joanne Bal	—	—	19,812	424,266
Kathryn McKeon	—	—	9,908	205,599
Stephanie Coon	30,000	589,582	14,026	313,468
(1)

The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the applicable options and does not represent actual amounts received by our NEOs as a result of the option exercises.

(2)

The value realized on vesting is based on the total number of shares of common stock issued to each NEO upon the vesting of the RSU award multiplied by the closing price of our common stock on the vesting date and does not represent actual amounts received by our NEOs as a result of the vesting event.

58	2025 Proxy Statement

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our NEOs. The agreements generally provide for at-will employment without any specific term and set forth the NEO’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our Company. Each NEO is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our NEOs has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our NEOs, including potential payments upon termination or change in control, are described below.

Russell Diez-Canseco

We maintain an employment agreement with Mr. Diez-Canseco, originally entered into in October 2018 while Mr. Diez-Canseco served as our President and Chief Operating Officer, which was most recently amended and restated in April 2022. Pursuant to the amended and restated employment agreement, Mr. Diez-Canseco was entitled to a base salary of $625,000 per year (which was most recently increased by the Compensation Committee to $750,000 in February 2025). Mr. Diez-Canseco is eligible to receive an annual bonus payment based on performance objectives determined by our Board in its sole discretion, with a target bonus amount of 100% of base salary. We also provide Mr. Diez-Canseco with a recurring monthly payment of $500 to cover expenses related to his personal automobile, which he uses for work-related travel.

Mr. Diez-Canseco must provide to us two weeks’ written notice of his resignation other than for good reason and, in the event of our termination of Mr. Diez-Canseco’s employment without cause, we must either provide two weeks’ written notice of termination or payment in lieu of two weeks’ notice. We may terminate Mr. Diez-Canseco immediately for cause and upon his death or disability. Regardless of the manner in which he is terminated, Mr. Diez-Canseco is entitled to receive amounts earned during his term of service, including salary, unreimbursed expenses incurred by him on our behalf and accrued and unused vacation pay in accordance with our normal policies and practice.

Upon termination by Mr. Diez-Canseco for good reason or termination by the Company without cause, in each case within the 12-month period following the closing of a change in control of the Company (a “CEO Change in Control Period”), Mr. Diez-Canseco shall be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 24 months of then-current base salary; (ii) the amount of Mr. Diez-Canseco’s target bonus under the Company’s annual bonus program; (iii) the pro rata portion of Mr. Diez-Canseco’s current target bonus, prorated to reflect the partial year of service; (iv) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (v) reimbursement of COBRA premiums for a period of up to 18 months; (vi) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (vii) a three-month post-termination exercise period for any vested stock options.

Upon termination by Mr. Diez-Canseco for good reason or termination by the Company without cause (other than during a CEO Change in Control Period), Mr. Diez-Canseco shall be eligible to receive (i) payments, in the form of salary continuation, in an amount equal to 24 months of then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 18 months; and (iii) a three-month post-termination exercise period for any vested stock options.

Upon Mr. Diez-Canseco’s death or disability, Mr. Diez-Canseco shall be eligible to receive (i) payments, in the form of salary continuation, in an amount equal to 24 months of Mr. Diez-Canseco’s then-current base salary; (ii) the pro rata portion of Mr. Diez-Canseco’s current bonus, prorated to reflect the partial year of service based on actual performance; (iii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iv) reimbursement of COBRA premiums for a period of up to 18 months; (v) 100% acceleration of unvested equity awards (including those that vest upon performance criteria); and (vi) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Upon termination of Mr. Diez-Canseco’s employment due to his retirement, Mr. Diez-Canseco shall be eligible to receive (i) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (ii) the pro rata portion of Mr. Diez-Canseco’s current bonus, prorated to reflect the partial year of service based on actual performance; and (iii) a three-month post-termination exercise period for any vested stock options.

These severance benefits described above are conditioned upon Mr. Diez-Canseco’s compliance with his post-termination obligations under his employment agreement and upon his execution, delivery and non-revocation of a release of claims in favor of the Company. The employment agreement also contains intellectual property assignments and post-termination non-disclosure, non-solicitation, non-competition and non-disparagement obligations.

Thilo Wrede

We entered into an offer letter agreement with Mr. Wrede in connection with his commencement of employment with us as our Chief Financial Officer in March 2023. Pursuant to the offer letter agreement, Mr. Wrede was entitled to an initial base salary of $410,000 per year (which was most recently increased by the Compensation Committee to $455,000 in February 2025), a one-time sign-on bonus of $200,000 (subject to prorated repayment if Mr. Wrede resigned from employment prior to the 12-month anniversary of his start date), an initial target annual performance bonus of 60% of base salary and an initial equity grant under our 2020 Plan valued at $850,000. Pursuant to his agreement, Mr. Wrede is entitled to certain severance benefits, as described below under “—Potential Payments upon Termination or Change in Control.”

Joanne Bal

We entered into an offer letter agreement with Ms. Bal in connection with her commencement of employment with us as our General Counsel, Corporate Secretary & Head of Impact in March 2021. Pursuant to the offer letter agreement, Ms. Bal was entitled to an initial base salary of $330,000 per year (which was most recently increased by the Compensation Committee to $416,000 in February 2025), an initial target annual performance bonus of 60% of base salary and an initial equity grant under our 2020 Plan valued at $750,000. Pursuant to her agreement, Ms. Bal is entitled to certain severance benefits, as described below under “—Potential Payments upon Termination or Change in Control.”

Stephanie Coon

We entered into an offer letter agreement with Ms. Coon in connection with her commencement of employment with us as our Senior Vice President, Strategy in May 2021. Pursuant to the offer letter agreement, Ms. Coon was entitled to an initial base salary of $310,000 per year (which was most recently increased by the Compensation Committee to $390,000 in February 2025), a one-time sign-on bonus of $50,000 (subject to prorated repayment if Ms. Coon resigned from employment prior to the 12-month anniversary of her start date), an initial target annual performance bonus of 50% of base salary (which was most recently set at 60% by the Compensation Committee in February 2025) and an initial equity grant under our 2020 Plan valued at $125,000. Pursuant to her agreement, Ms. Coon is entitled to certain severance benefits, as described below under “—Potential Payments upon Termination or Change in Control.”

Kathryn McKeon

We originally entered into an offer letter agreement with Ms. McKeon in 2016, pursuant to which Ms. McKeon served in a variety of roles with us, including Vice President of Marketing, Senior Director of Marketing, Director of Marketing and Brand Manager. The original offer letter agreement was most recently amended in January 2022 in connection with Ms. McKeon’s promotion to Chief Marketing Officer. Pursuant to the amended offer letter agreement, Ms. McKeon was entitled to an initial base salary of $300,000 per year (which was most recently increased by the Compensation Committee to $400,000 in February 2025), an initial target annual performance bonus of 40% of base salary (which was most recently set at 60% by the Compensation Committee in February 2025) and an initial equity grant under our 2020 Plan valued at $225,000. Pursuant to her agreement, Ms. McKeon is entitled to certain severance benefits, as described below under “—Potential Payments upon Termination or Change in Control.”

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Potential Payments upon Termination or Change in Control

In addition to their respective offer letter agreements, each NEO, other than Mr. Diez-Canseco, is a participant in our Severance Plan. Pursuant to the Severance Plan, upon either a termination by the Company without cause or resignation for good reason (either, a “Covered Termination”) during a Change in Control Period (as defined in the Severance Plan), each participant will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to (a) 12 months of such participant’s then-current base salary, plus (b) the amount of such participant’s target bonus under the Company’s annual bonus program; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) the pro rata portion of such participant’s current target bonus, prorated to reflect the partial year of service; (iv) reimbursement of COBRA premiums for a period of up to 12 months; (v) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (vi) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Severance Plan.

Pursuant to the Severance Plan, if each participant is subject to a Covered Termination other than during a Change in Control Period, such participant will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of such participant’s then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 12 months; and (iv) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Severance Plan.

Pursuant to the Severance Plan, upon each participant’s death or disability, such participant shall be eligible to receive (i) the pro rata portion of such participant’s current bonus, prorated to reflect the partial year of service, based on actual performance; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (iv) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options granted on or after the effective date of the Severance Plan.

In addition, pursuant to the terms of the outstanding equity awards granted under the Company’s 2020 Plan, in the event of certain specified other transactions, if the surviving or acquiring corporation (or its parent) does not assume, continue or substitute for such stock awards, then (i) with respect to stock awards that are held by participants whose continuous service has not terminated prior to the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (meaning at 100% of target level for certain performance awards, unless the administrator or relevant award agreement provides otherwise) to a date prior to the corporate transaction, and such stock awards will terminate if not exercised (if applicable) at or prior to the corporate transaction, and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the corporate transaction.

2025 Proxy Statement	61

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The table below shows estimates of the compensation payable to each of our NEOs upon their termination of employment with the Company and/or upon a change in control, calculated as if the triggering event had occurred effective December 27, 2024, the last business day of our previous fiscal year. The actual amounts due to any one of the NEOs upon termination of employment can only be determined at the time of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

NAME	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON NOT IN CONNECTION WITH A CHANGE IN CONTROL	2020 PLAN — CHANGE IN CONTROL(1)
Russell Diez-Canseco
Cash Severance (Salary)	$1,450,000	$1,450,000	—
Cash Severance (Bonus)	$1,450,000	—	—
Equity Acceleration(2)	$11,582,698	—	$11,582,698
Health Benefits	$31,827	$31,827	—
Thilo Wrede
Cash Severance (Salary)	$430,000	$430,000	—
Cash Severance (Bonus)	$516,000	—	—
Equity Acceleration(2)	$3,724,324	—	$3,724,324
Health Benefits	$21,218	$21,218	—
Joanne Bal
Cash Severance (Salary)	$400,000	$400,000	—
Cash Severance (Bonus)	$480,000	—	—
Equity Acceleration(2)	$2,809,946	—	$2,809,946
Health Benefits	$14,405	$14,405	—
Stephanie Coon
Cash Severance (Salary)	$375,000	$375,000	—
Cash Severance (Bonus)	$450,000	—	—
Equity Acceleration(2)	$2,543,030	—	$2,543,030
Kathryn McKeon
Cash Severance (Salary)	$375,000	$225,000	—
Cash Severance (Bonus)	$450,000	—	—
Equity Acceleration(2)	$2,523,537	—	$2,523,537
Health Benefits	$20,688	$20,688	—
(1)

These benefits would be payable under the 2020 Plan upon certain specified significant transactions in which the surviving or acquiring corporation elects not to assume, continue or substitute for each outstanding award and such NEO’s employment continues, assuming the vesting acceleration took place on December 29, 2024.

(2)

The value of acceleration of stock options is calculated based on the difference between the closing price of our common stock on December 27, 2024, the last trading day of fiscal year 2024 (which was $37.345 per share), and the exercise price of stock options multiplied by the number of unvested stock options that vest in connection with the applicable triggering event. The value of acceleration of RSUs is calculated based on the difference between the closing price of our common stock on December 27, 2024, the last trading day of fiscal year 2024 (which was $37.345 per share) multiplied by the number of unvested RSUs that vest in connection with the applicable triggering event.

62	2025 Proxy Statement

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Non-Employee Director Compensation

Cash Compensation

We maintain a non-employee director compensation policy, which provides that each of our non-employee directors (that is, each of our directors other than Mr. Diez-Canseco and Mr. O’Hayer) will receive the following compensation for service on our Board and committees of our Board. In July 2020, following analysis of market research and advice from its compensation consultant, our Board adopted the Non-Employee Director Compensation Policy, which became effective on July 30, 2020, which was later amended and restated in August 2022 (as amended, the “Previous Compensation Policy”). In September 2024, following review of market research and advice from its compensation consultant, our Nominating and Corporate Governance adopted an amended and restated non-employee director compensation policy, which became effective on September 30, 2024 (the “Amended and Restated Compensation Policy”).

Under the Previous Compensation Policy until the effective date of the Amended and Restated Compensation Policy, non-employee directors were eligible to receive cash compensation as follows:

CASH AMOUNT
Annual retainer	$50,000
Additional retainer for lead independent director	$20,000
Additional retainer for Audit Committee Chair*	$20,000
Additional retainer for Audit Committee member	$10,000
Additional retainer for Compensation Committee Chair*	$15,000
Additional retainer for Compensation Committee member	$7,500
Additional retainer for Nominating and Corporate Governance Committee Chair*	$10,000
Additional retainer for Nominating and Corporate Governance Committee member	$5,000
*	In lieu of the committee member retainer.

As of the effective date of the Amended and Restated Compensation Policy, the annual retainer for non-employee directors was increased to $60,000.

Equity Compensation

Under the Previous Compensation Policy until the effective date of the Amended and Restated Compensation Policy, non-employee directors were eligible to receive equity compensation as follows:

•

an initial RSU award granted at the time a non-employee director first joins our Board, covering the number of shares equal to $120,000 divided by the closing sales price of our common stock on the grant date, vesting in three equal annual installments; and

•

an annual RSU award covering the number of shares equal to $90,000 divided by the closing sales price of our common stock on the date of the applicable annual meeting, vesting on the earlier of (i) the one-year anniversary of the date of grant; and (ii) the day before the next annual meeting.

As of the effective date of the Amended and Restated Policy, non-employee directors are eligible to receive equity compensation as follows:

•

an initial RSU award granted at the time a non-employee director first joins our Board, covering the number of shares equal to $120,000 divided by the closing sales price of our common stock on the grant date, vesting in three equal annual installments; and

•

an annual RSU award covering the number of shares equal to $110,000 divided by the closing sales price of our common stock on the date of the applicable annual meeting, vesting on the earlier of (i) the one-year anniversary of the date of grant; and (ii) the day before the next annual meeting.

2025 Proxy Statement	63

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Under both the Previous Compensation Policy and Amended and Restated Compensation Policy, each non-employee director may elect to convert his or her cash compensation under the compensation policy into an award of RSUs, which we refer to as the retainer grant. If a non-employee director timely makes this election, each such retainer grant will be automatically granted on the first business day following the date the corresponding cash compensation otherwise would be paid under the policy and will cover a number of shares of our common stock equal to (A) the aggregate amount of the corresponding cash compensation otherwise payable to the non-employee director divided by (B) the closing sales price per share of our common stock on the date the corresponding cash compensation otherwise would be paid (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. In addition, each retainer grant will be fully vested on the grant date.

Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the fiscal year ended December 29, 2024. Directors who are also our employees (that is, Mr. Diez-Canseco and Mr. O’Hayer) receive no additional compensation for their service as directors and are not set forth in the table below.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)(2)	TOTAL ($)
Kofi Amoo-Gottfried	62,500	90,032	152,532
Glenda Flanagan	62,500	90,032	152,532
Kelly J. Kennedy	80,000	90,032	170,032
Karl Khoury	70,000	90,032	160,032
Denny Marie Post	77,500	90,032	167,532
Gisel Ruiz	72,500	90,032	162,532
(1)

The amounts shown for stock awards represent the aggregate grant date fair value of the awards granted to our non-employee directors during the years indicated as computed in accordance with ASC 718. See Note 2 “Summary of Significant Accounting Policies” to the consolidated financial statements in our Annual Report for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our awards. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the awards or the sale of the common stock underlying such awards.

(2)	The following table provides information regarding the aggregate number of stock and option awards granted to our non-employee directors that were outstanding as of December 29, 2024:

NAME	STOCK AWARDS (#)	OPTION AWARDS (#)
Kofi Amoo-Gottfried	2,136	—
Glenda Flanagan	2,136	—
Kelly J. Kennedy	2,136	26,141
Karl Khoury	2,136	—
Denny Marie Post	2,136	26,141
Gisel Ruiz	2,136	17,136

Rule 10b5-1 Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess material nonpublic information, subject to compliance with the terms of our Insider Trading Policy.

64	2025 Proxy Statement

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
In accordance with the rules adopted by the SEC pursuant to the Dodd-Frank Act, we have provided the following disclosures regarding “compensation actually paid” to our principal executive officer (“
PEO
”) and NEOs other than the PEO and certain financial measures of the Company for the fiscal years listed below. The Compensation Committee did not specifically consider the pay versus performance information presented in this section in making its pay decisions for any of the years shown. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Compensation Committee aligns executive compensation with the Company’s performance, refer to the section titled “Compensation Discussion and Analysis.”

FISCAL YEAR (A)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1) (B)	COMPENSATION ACTUALLY PAID TO PEO (2) (C)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS (3) (D)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS (4) (E)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($M) (7) (H)	NET REVENUE ($M) (8) (I)
					TOTAL SHAREHOLDER RETURN (5) (F)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)(7) (G)
2024	$5,999,349	$20,174,397	$1,671,914	$4,386,504	$215.74	$94.47	$53.39	$606.3
2023	$3,155,173	$2,564,064	$1,506,020	$1,513,756	$90.64	$98.46	$25.57	$471.9
2022	$2,161,185	$1,164,975	$1,238,608	$1,191,558	$89.43	$107.76	$1.25	$362.1
(1)	During all years presented, Mr. Diez-Canseco, our President and Chief Executive Officer, was our PEO.

(2)
The dollar amounts shown represent compensation actually paid to Mr. Diez-Canseco, as determined in accordance with SEC rules. The dollar amounts do not necessarily reflect the actual amount of compensation earned or realized by him for the applicable year. The following table sets forth the adjustments included in the compensation actually paid calculation, per SEC rules, for Mr. Diez-Canseco:

FISCAL YEAR		2022	2023	2024
Summary Compensation Table Total		$2,161,185	$3,155,173	$5,999,349
—	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($800,003)	($1,400,004)	($3,999,980)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,169,121	$1,445,554	$10,675,031
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($651,470)	$4,997	$3,537,411
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($713,859)	($641,655)	$3,962,586
—	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid		$1,164,975	$2,564,064	$20,174,397
(3)
For our fiscal year 2024, our
non-PEO
NEOs were Mr. Wrede, Ms. Bal, Ms. Coon and Ms. McKeon. For our fiscal year 2023, our non-PEO
NEOs were Mr. Wrede and Jason Dale (our former Chief Operating Officer). For our fiscal year 2022, our non-PEO
NEOs were Bo Meissner (our former Chief Financial Officer) and Mr. Pappas.

66	2025 Proxy Statement

PAY VERSUS PERFORMANCE

(4)
The dollar amounts shown represent average compensation actually paid to our non-PEO
NEOs, as determined in accordance with SEC rules. The dollar amounts do not necessarily reflect the actual average amount of compensation earned or realized by them for the applicable year. The following table sets forth the adjustments included in the compensation actually paid calculation, per SEC rules, for our non-PEO
NEOs:

FISCAL YEAR		2022	2023	2024
Summary Compensation Table Total		$1,238,608	$1,506,020	$1,671,914
—	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($612,498)	($675,002)	($857,484)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$740,161	$769,782	$2,288,427
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($63,214)	$1,636	$1,006,962
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($111,499)	($88,681)	$276,685
—	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid		$1,191,558	$1,513,756	$4,386,504
(5)
Represents the total shareholder return (“
TSR
”) of a $100 investment in our stock on December 26, 2021 (the first day of our fiscal year 2022), valued again as of the last day of each applicable fiscal year, assuming reinvestment of gross dividends.

(6)
The peer group used for this column is the Nasdaq US Smart Food & Beverage Index, which is the peer group presented in the Comparative Stock Performance Graph in Part II, Item 5 of our Annual Report. Represents the TSR of the Nasdaq US Smart Food & Beverage Index based on a $100 investment on December 26, 2021 (the first day of our fiscal year 2022), valued again as of the last day of each applicable fiscal year, assuming reinvestment of gross dividends.

2025 Proxy Statement	67

PAY VERSUS PERFORMANCE

Pay Versus Performance Descriptive Disclosure
The following graphs set forth the relationship between Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our non-PEO
NEOs to each of (i) the Company’s cumulative TSR and the cumulative TSR of the Nasdaq US Smart Food & Beverage Index, (ii) our net income and (iii) our company-selected measure, net revenue:

Vital Farms, Inc. CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 12/26/2021
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$240.00
$220.00
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$215.74
$107.76
$98.46
$89.43
$90.64
$94.47
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Avg NEO CAP ($M)
VITL TSR
Nasdaq US Smart Food & Beverage Index TSR

Vital Farms, Inc. CAP vs Net Income (in millions)
Compensation Actually Paid ($M)
Net Income ($M)
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
$53.39
$25.57
$1.25
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Avg NEO CAP ($M)
Net Income ($M)

68	2025 Proxy Statement

PAY VERSUS PERFORMANCE

Financial Performance Measures
As described in more detail in “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance
philosophy in that a significant portion of our NEOs’ compensation is based on the achievement of certain financial performance measures. The metrics that the Company uses for our annual incentive and long-term equity awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The following sets forth the financial performance measures the Company considers most important in linking PEO and NEO Compensation Actually Paid during our fiscal year 2024 to Company performance. The measures in this list are not ranked:

-	Net Revenue
-	Adjusted EBITDA
-	Adjusted EBITDA Margin
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference

2025 Proxy Statement	69

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act entitles our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory, non-binding vote on NEO compensation once every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our NEOs be submitted to stockholders each year.

The Board believes that an annual advisory vote on the compensation of our NEOs is the most appropriate policy for us at this time. While our executive compensation program is designed to promote the creation of stockholder value over the long term, the Board recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on the compensation of our NEOs provides us with more direct and immediate feedback on our executive compensation program, policies and disclosures.

However, stockholders should note that because a proposed annual advisory vote would occur well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our compensation plans and arrangements for our executive officers in consideration of any single year’s advisory vote by the time of the following year’s annual meeting of stockholders. We believe, however, that an annual advisory vote on the compensation of our NEOs is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters.

Vote Required

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the advisory, non-binding vote on the approval of our NEO compensation practices should be held every year, every other year or every three years. The option among those choices that receives the votes of the holders of a majority of the voting power of the shares present in person, by remote communication or represented by authorized proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, non-binding on the Board or us, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on NEO compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board. We expect that the next stockholder vote on the frequency of non-binding advisory votes on named executive officer compensation will occur at our 2031 annual meeting of stockholders.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF “ONE YEAR” FOR PROPOSAL 4.

2025 Proxy Statement	71

PASTURE RAISED
ON SMALL FAMILY FARMS
Freedom to FORAGE OUTDOORS YEAR ROUND
EST. 2007 Vital FARMS
TENDED BY HAND
12 LARGE EGGS · GRADE A
TENDED BY HAND ON SMALL FAMILY FARMS
PASTURE-RAISED
83% BUTTERFAT for rich creaminess
UNSALTED BUTTER
90% GRASS-FED
PASTURE-RAISED
FAMILY FARMS
MADE WITH FRESH AIR & SUNSHINE
TWO ½ LB STICKS
NET WT. 8OZ (227G)
SALTED BUTTER
90% GRASS-FED
PASTURE-RAISED
FAMILY FARMS
MADE WITH FRESH AIR & SUNSHINE
TWO ½ LB STICKS
NET WT. 8OZ (227G)

PROPOSAL 5: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAW PROVISIONS ALLOWING FOR THE EXCULPATION OF OFFICERS

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAW PROVISIONS ALLOWING FOR THE EXCULPATION OF OFFICERS

Effective August 1, 2022, Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) was amended to permit companies incorporated in Delaware to exculpate their officers, in addition to their directors, for personal liability in certain actions. After careful consideration, our Board adopted and approved, and has recommended that our stockholders adopt, an amendment to our Certificate of Incorporation (the “Officer Exculpation Amendment”) to provide for the exculpation of our officers pursuant to these amendments to the DGCL.

As amended, the DGCL only permits, and the Officer Exculpation Amendment would only permit, the exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, under the Officer Exculpation Amendment, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims.

Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits our Board believes would accrue to the Company and our stockholders in the form of an enhanced ability to attract and retain talented officers, the potential to discourage frivolous lawsuits that can distract management, and the potential to decrease the cost of directors’ and officers’ insurance or prevent the Company from obtaining such coverage in the future, our Board determined that it is in the best interests of the Company and our stockholders to adopt the Officer Exculpation Amendment. The Company’s executive officers have an interest in approval of the Officer Exculpation Amendment because it relates to the extent of their potential exposure to certain liabilities in certain circumstances.

If adopted, the Officer Exculpation Amendment would add a new Article X to our Certificate of Incorporation, which would read as follows:

“X.

No officer of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Solely for purposes of this Article X, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.”

The text of the proposed amendment to our Certificate of Incorporation is set forth in Annex A.

Vote Required

The Officer Exculpation Amendment will be approved by the affirmative vote of holders of a majority of shares issued and outstanding as of the Record Date.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5.

2025 Proxy Statement	73

EQUITY COMPENSATION PLAN INFORMATION

SALTED BUTTER
90% GRASS-FED
PASTURE-RAISED
EST. 2007
Vital FARMS®
MADE WITH FRESH AIR & SUNSHINE
FAMILY FARMS
TWO ¼ LB STICKS
NET WT. 8OZ (227G)

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 29, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)(#)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)(#)
Equity compensation plans approved by stockholders:
2013 Plan	665,775	5.32	—(1)
2020 Plan	1,920,417	20.05(2)	12,437,167(3)
2020 Employee Stock Purchase Plan (the “ESPP”)	—	—	2,450,597(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,586,192		14,887,764
(1)

Following the adoption of the 2020 Plan, no additional stock awards have been or will be granted under the 2013 Plan. Any shares becoming available under the 2013 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2020 Plan.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of common stock underlying RSUs, which are reflected in column (A) and which have no exercise price.

(3)

The number of shares of common stock reserved for issuance under the 2020 Plan will automatically increase on January 1 of each year by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2020 Plan, the number of shares available under the 2020 Plan was increased by 1,761,694 shares effective January 1, 2025.

(4)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the outstanding number of shares of common stock on the immediately preceding December 31 and (ii) 900,000, or such lesser number of shares as determined by the Board. Pursuant to the terms of the ESPP, the number of shares available under the ESPP increased by 440,423 shares effective January 1, 2025.

2025 Proxy Statement	75

TRANSACTIONS WITH RELATED PERSONS

EST. 2007
Vital
FARMS
NO STEP

TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

Below are the related party transactions since January 1, 2024 to which we have been a participant or will be a participant other than compensation, termination, change in control and other arrangements that are described in the sections titled “Executive Officer and Director Compensation” and “Compensation Discussion and Analysis” in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Certain Related-Party Transactions

Agreements with Sandpebble Builders Preconstruction

We have entered into a contract with Sandpebble Builders Preconstruction, Inc. and Sandpebble South, Inc. (collectively, “Sandpebble”) for project management and related services associated with the construction and expansion of the Company’s egg processing facilities, including site selection, project management and related services for the Company’s planned future egg packing facility in Seymour, Indiana. Our contract with Sandpebble for services related to our next egg packing facility was awarded after a competitive bidding process. Victor Canseco, the owner and principal of Sandpebble, is the father of Russell Diez-Canseco, our President, Chief Executive Officer and a member of our Board. Pursuant to our consulting agreements with Sandpebble, we paid Sandpebble approximately $1,022,000 in the fiscal year ended December 29, 2024.

Arrangements with Directors and Executive Officers

See the sections titled “Executive Officer and Director Compensation—Director Compensation” and “Executive Officer and Director Compensation—Executive Officer Compensation” for additional information regarding our compensatory arrangements with our directors and executive officers.

Indemnification Agreements

We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances.

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

2025 Proxy Statement	77

EST 2007
Vital
FARMS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 14, 2025 (the “Beneficial Ownership Date”) by: (i) each of our NEOs; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable or RSUs that vest within 60 days of the Beneficial Ownership Date. Options to purchase shares of our common stock that are exercisable and RSUs that vest within 60 days of the Beneficial Ownership Date are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse or former spouse, as the case may be.

We have based our calculation of beneficial ownership on 44,497,590 shares of our common stock outstanding as of the Beneficial Ownership Date. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF SHARES BENEFICIALLY OWNED

5% Stockholders:

BlackRock, Inc.(1)	3,605,448	8.1%

Wellington Group Entities(2)	2,431,024	5.5%

The Vanguard Group(3)	2,236,848	5.0%

Directors and NEOs:

Russell Diez-Canseco(4)	840,793	1.9%

Thilo Wrede(5)	77,320	*

Joanne Bal(6)	101,344	*

Stephanie Coon(7)	94,846	*

Kathryn McKeon(8)	58,816	*

Matthew O’Hayer(9)	8,000,569	17.9%

Kofi Amoo-Gottfried(10)	25,263	*

Glenda Flanagan(11)	27,975	*

Kelly J. Kennedy(12)	43,145	*

Karl Khoury(13)	131,366	*

Denny Marie Post(14)	44,616	*

Gisel Ruiz(15)	54,111	*

All current executive officers and directors as a group (15 persons)(16)	9,684,740	21.3%
*	Represents beneficial ownership of less than 1%.

2025 Proxy Statement	79

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

The information shown is as of September 30, 2024 and is based on a Schedule 13G/A filed by BlackRock, Inc. on November 8, 2024. BlackRock, Inc. has sole voting power over 3,431,531 of such shares and sole dispositive power over 3,605,448 of such shares. The address of BlackRock, Inc. is 55 East 52nd Street New York, New York 10055.

(2)

The information shown is as of December 29, 2024 and is based on a Schedule 13G filed on February 10, 2025 by (i) Wellington Management Group LLP (“Wellington Group Management”), (ii) Wellington Group Holdings LLP (“Wellington Group Holdings”), and (iii) Wellington Investment Advisors Holdings LLP (“Wellington Advisors”). Wellington Group Management, Wellington Group Holdings and Wellington Advisors are collectively referred to as the Wellington Group Entities. The Wellington Group Entities have shared voting power over 1,821,652 of such shares and shared dispositive power over 2,431,024 of such shares. The address of the Wellington Group Entities is 280 Congress Street, Boston MA 02210.

(3)

The information shown is as of December 29, 2024 and is based on a Schedule 13G filed by The Vanguard Group on January 31, 2025. The Vanguard Group has shared voting power over 64,398 of such shares, sole dispositive power over 2,143,403 of such shares and shared dispositive power over 93,445 of such shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes 246,844 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date.
(5)	Includes 58,138 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date.
(6)	Includes 68,746 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date.
(7)	Includes 64,098 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date.
(8)	Includes 34,848 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date.
(9)

Includes (i) 321,292 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date and (ii) 716,000 shares held by Catherine Stewart (based on a Schedule 13G/A filed by Mr. O’Hayer on April 4, 2025) over which Mr. O’Hayer has sole voting control pursuant to a voting agreement between Ms. Stewart and Mr. O’Hayer. Of these shares, 1,900,000 shares have been pledged as collateral to secure a personal loan. See “Compensation Discussion and Analysis—Hedging and Pledging of Shares” for more information on our Board’s oversight of such arrangement.

(10)	Includes 2,136 shares issuable upon settlement of RSUs within 60 days of the Beneficial Ownership Date.
(11)	Includes 2,136 shares issuable upon settlement of RSUs within 60 days of the Beneficial Ownership Date.
(12)

Includes (i) 26,141 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date and (ii) 2,136 shares issuable upon settlement of RSUs within 60 days of the Beneficial Ownership Date.

(13)	Includes 2,136 shares issuable upon settlement of RSUs within 60 days of the Beneficial Ownership Date.
(14)

Includes (i) 26,141 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date and (ii) 2,136 shares issuable upon settlement of RSUs within 60 days of the Beneficial Ownership Date.

(15)

Includes (i) 17,316 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of the Beneficial Ownership Date and (ii) 2,136 shares issuable upon settlement of RSUs within 60 days of the Beneficial Ownership Date.

(16)

Includes (i) 1,007,168 shares underlying options that are immediately exercisable or will be exercisable within 60 days of the Beneficial Ownership Date and (ii) 12,816 shares issuable upon settlement of RSUs within 60 days of the Beneficial Ownership Date.

80	2025 Proxy Statement

SHAKE WELL
PASTURE RAISED
Freedom TO FORAGE OUTDOORS YEAR ROUND
YOLKS & ALL
Vital FARMS
READY to POUR
PASTURE • RAISED
WHOLE EGGS
WITH CITRIC ACID
UNDER OPEN SKIES
ON GREEN GRASS
Always FROM FAMILY FARMS
NET WT. 16 OZ. (1LB) 454 G

OTHER INFORMATION FOR STOCKHOLDERS

OTHER INFORMATION FOR STOCKHOLDERS

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2026 Annual Meeting of Stockholders

Our stockholders may submit proposals that they believe should be voted upon at our 2026 Annual Meeting or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in our proxy statement for our 2026 Annual Meeting. To be eligible for inclusion in our 2026 proxy statement, any such stockholder proposals must be submitted in writing to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Corporate Secretary no later than December 29, 2025, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our Bylaws, stockholders seeking to present a stockholder proposal or nomination at our 2026 Annual Meeting, without having it included in our proxy statement, must timely submit notice of such proposal or nomination in writing to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Corporate Secretary. To be timely, a stockholder’s notice must be received by not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is between February 11, 2026 and March 13, 2026; provided, however, that in the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2026 Annual Meeting. Your written notice must contain specific information required in Article III, Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Notices of any proposals or nominations for our 2026 Annual Meeting should be sent to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Corporate Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Information

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker,

82	2025 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS

bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Joanne Bal
Corporate Secretary

April 28, 2025

A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report at investors.vitalfarms.com. A copy of our Annual Report for the fiscal year ended December 29, 2024 is also available without charge upon written request to our Corporate Secretary via email at investors@vitalfarms.com.

2025 Proxy Statement	83

ANNEX A –

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VITAL FARMS, INC.

A PUBLIC BENEFIT CORPORATION

Vital Farms, Inc., a public benefit corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST: The name of the company is Vital Farms, Inc. (the “Company”).

SECOND: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation, to add the following new Article X, subject to stockholder approval of the same:

“X.

No officer of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Solely for purposes of this Article X, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.”

THIRD: That said amendment has been duly adopted and approved by the stockholders of the Company in accordance with Section 242 of the DGCL.

FOURTH: Other than as set forth in this Certificate of Amendment, the Company’s Amended and Restated Certificate of Incorporation shall remain in full force and effect, without modification, amendment or change.

[Remainder of Page Intentionally Left Blank]

2025 Proxy Statement	A-1

ANNEX A CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VITAL FARMS, INC.

This Certificate of Amendment has been executed by a duly authorized officer of the Company on      , 2025.

Russell Diez-Canseco
Chief Executive Officer

A-2	2025 Proxy Statement

ANNEX B – RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES

We report our financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) (benefit) or provision for income taxes as applicable; (4) interest expense; and (5) interest income. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not reflect other non-operating expenses, including interest expense; and (5) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income and a reconciliation of Adjusted EBITDA Margin to net income margin, the most directly comparable financial measures stated in accordance with GAAP, for the 52-week and 53-week periods presented.

2025 Proxy Statement	B-1

ANNEX B – RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	52-WEEKS ENDED	53-WEEKS ENDED
	DECEMBER 29, 2024	DECEMBER 31, 2023
	(IN THOUSANDS)
Net income	$52,674	$25,566
Depreciation and amortization(1)	13,093	10,490
Stock-based compensation expense	10,268	7,417
Income tax provision	14,865	6,635
Interest expense	1,010	782
Interest income	(5,246)	(2,542)
Adjusted EBITDA	$86,664	$48,348
Net revenue	$606,307	$471,857
Net income margin(2)	8.7%	5.4%
Adjusted EBITDA margin(3)	14.3%	10.2%
(1)	Amount also includes finance lease amortization.
(2)	Net income margin is calculated by dividing net income by net revenue.
(3)	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.

B-2	2025 Proxy Statement

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Matthew O’Hayer, Russell Diez-Canseco and Joanne Bal (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Vital Farms, Inc. which the undersigned is entitled to vote at said meeting (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 & 5 AND IN FAVOR OF “ONE YEAR” IN PROPOSAL 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Vital Farms, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 17, 2025 Wednesday, June 11, 2025 9:00 AM, Central time Annual Meeting to be held live via the internet. Please visit www.proxydocs.com/VITL for more details. P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/VITL Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-291-7284 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting by 05:00 PM Central time, on June 10, 2025 at www.proxydocs.com/VITL YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Central time, June 11, 2025. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Vital Farms, Inc. Annual Meeting of Stockholders PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term. FOR WITHHOLD #P2# #P2# FOR #P3# #P3# FOR 1.01 Glenda Flanagan 1.02 Denny Marie Post 1.03 Gisel Ruiz #P4# #P4# FOR FOR AGAINST ABSTAIN #P5# #P5# #P5# FOR #P6# #P6# #P6# FOR 1YR 2YR 3YR ABSTAIN #P7# #P7# #P7# #P7# 1 YEAR FOR AGAINST ABSTAIN #P8# #P8# #P8# FOR 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. 4. To indicate, on an advisory basis, the preferred frequency of solicitation of advisory stockholder approval of the compensation of the Company’s named executive officers. 5. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect Delaware law provisions allowing for officer exculpation. NOTE: To conduct any other business properly brought before the meeting or any adjournment or postponement thereof. Proposal_Page - VIFL You must register to attend the meeting by 05:00 PM, Central time on June 10, 2025 at www.proxydocs.com/VITL Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide the full name of the corporation or partnership and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 & 5 AND A VOTE IN FAVOR OF “ONE YEAR” IN PROPOSAL 4.